Exhibit 10.19

*********************************************************

KIMCO REALTY CORPORATION

____________________

CREDIT AGREEMENT

dated as of April 17, 2009

____________________

THE BANK OF NOVA SCOTIA,

as Administrative Agent,

RBC CAPITAL MARKETS,

as Syndication Agent

and

PNC BANK, NATIONAL ASSOCIATION,

REGIONS BANK

and

U.S. BANK NATIONAL ASSOCIATION,

as Documentation Agents

******************************************************************

THE BANK OF NOVA SCOTIA,

and

RBC CAPITAL MARKETS,

as Joint Lead Arrangers and Joint Bookrunners

ARTICLE I

DEFINITIONS

598

Section 1.1.

Defined Terms

598

Section 1.2.

Other Definitional Provisions; Interpretation

613

Section 1.3.

Accounting Terms; GAAP

614

ARTICLE II

THE LOANS

614

Section 2.1.

[Reserved]

614

Section 2.2.

Loans; Etc

614

Section 2.3.

Prepayments

616

Section 2.4.

Conversion and Continuation Options

616

Section 2.5.

Fees

616

Section 2.6.

Interest Rates and Payment Dates

617

Section 2.7.

Computation of Interest

617

Section 2.8.

Inability to Determine Interest Rate

617

Section 2.9.

Pro Rata Treatment and Payments

618

Section 2.10.

Illegality

619

Section 2.11.

Requirements of Law

619

Section 2.12.

Taxes

620

Section 2.13.

Indemnity

622

Section 2.14.

Change of Lending Office

622

Section 2.15.

Replacement of Lenders under Certain Circumstances

622

ARTICLE III

[RESERVED]

623

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

624

Section 4.1.

Financial Condition

623

Section 4.2.

No Change

623

Section 4.3.

Corporate Existence; Compliance with Law

623

Section 4.4.

Corporate Power; Authorization; Enforceable Obligations

624

Section 4.5.

No Legal Bar

624

Section 4.6.

No Material Litigation

624

Section 4.7.

No Default

624

Section 4.8.

Ownership of Property

625

Section 4.9.

Intellectual Property

625

Section 4.10.

No Burdensome Restrictions; Disclosure

625

(continued)

Section 4.11.

Taxes

625

Section 4.12.

Federal Regulations

625

Section 4.13.

ERISA

625

Section 4.14.

Investment Company Act; Other Regulations

626

Section 4.15.

[Reserved]

626

Section 4.16.

Purpose

626

Section 4.17.

Environmental Matters

626

Section 4.18.

Insurance

627

Section 4.19.

Condition of Properties

627

Section 4.20.

Benefit of Loans

627

Section 4.21.

REIT Status

627

Section 4.22.

Solvency

627

ARTICLE V

CONDITIONS

627

Section 5.1.

Conditions to Effectiveness / Effective Date

628

ARTICLE VI

AFFIRMATIVE COVENANTS

626

Section 6.1.

Financial Statements

629

Section 6.2.

Certificates; Other Information

630

Section 6.3.

Payment of Obligations

630

Section 6.4.

Maintenance of Existence, etc

631

Section 6.5.

Maintenance of Property; Insurance

631

Section 6.6.

Inspection of Property; Books and Records; Discussions

631

Section 6.7.

Notices

631

Section 6.8.

Environmental Laws

632

Section 6.9.

Baseline Conditions

633

ARTICLE VII

NEGATIVE COVENANTS

633

Section 7.1.

Financial Covenants

633

Section 7.2.

Limitation on Certain Fundamental Changes

634

Section 7.3.

[Reserved]

634

Section 7.4.

Limitation on Investments, Loans and Advances

634

Section 7.5.

Limitation on Transactions with Affiliates

634

Section 7.6.

Limitation on Changes in Fiscal Year

634

Section 7.7.

Limitation on Lines of Business; Issuance of Commercial Paper;

Creation of Subsidiaries; Negative Pledges; Swap Agreements

(continued)

ARTICLE VIII

EVENTS OF DEFAULT

635

ARTICLE IX

THE AGENTS

637

Section 9.1.

The Agents

637

Section 9.2.

Indemnification

640

Section 9.3.

The Syndication Agents, Documentation Agents, Lead-Arrangers, and Bookrunners

640

ARTICLE X

MISCELLANEOUS

640

Section 10.1.

Amendments and Waivers

640

Section 10.2.

Notices

640

Section 10.3.

No Waiver; Cumulative Remedies

641

Section 10.4.

Survival of Representations and Warranties

641

Section 10.5.

Payment of Expenses and Taxes

614

Section 10.6.

Successors and Assigns

642

Section 10.7.

Disclosure

645

Section 10.8.

Increases of Commitments

645

Section 10.9.

[Reserved]

646

Section 10.10.

Subsidiary Guarantors

646

Section 10.11.

Adjustments; Set-off

646

Section 10.12.

Counterparts

647

Section 10.13.

Severability

647

Section 10.14.

Integration

647

Section 10.15.

GOVERNING LAW

647

Section 10.16.

Submission to Jurisdiction; Waivers

647

Section 10.17.

Acknowledgments

648

Section 10.18.

WAIVERS OF JURY TRIAL

648

Section 10.19.

Confidentiality

648

Section 10.20.

USA Patriot Act

649

Section 10.21.

Conforming Amendments

649

Schedule 1.1A

Lenders Commitments Immediately After Giving Effect to Effective Date

Schedule 1.1B

FFO Definitions Variations

Schedule 4.1

Certain Financial Disclosures

Schedule 4.19

Condemnation Proceedings

Schedule 7.2

Transaction(s) Referred to in Section 7.2

Schedule 10.10

Guarantors

EXHIBIT A

Form of Assignment and Assumption

EXHIBIT B

Form of Note

EXHIBIT C

Form of Subsidiary Guarantee

EXHIBIT D

Form of Loan Party Counsel

EXHIBIT E-1

Form of Closing Certificate of Kimco Realty Corporation

EXHIBIT E-2

Form of Closing Certificate of Subsidiary Guarantor

EXHIBIT F

Form of Compliance Certificate

CREDIT AGREEMENT, dated as of April 17, 2009, among KIMCO REALTY CORPORATION, a Maryland corporation (“Kimco”), the several banks, financial institutions and other entities from time to time parties to this Agreement (collectively, the “Lenders”), THE BANK OF NOVA SCOTIA, and RBC CAPITAL MARKETS, as Joint Lead Arrangers and Joint Bookrunners (in such capacity, collectively, the “Lead Arrangers” and the “Bookrunners”), RBC CAPITAL MARKETS, as Syndication Agent (in such capacity, the “Syndication Agent”), PNC BANK, NATIONAL ASSOCIATION, REGIONS BANK and U.S. BANK NATIONAL ASSOCIATION, as Documentation Agents (in such capacity, collectively, the “Documentation Agents”), and THE BANK OF NOVA SCOTIA, as administrative agent for the Lenders hereunder (in such capacity, the “Administrative Agent”).

RECITALS

The parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.1.  Defined Terms.  As used in this Agreement, the following terms shall have the following meanings:

“ABR”:  for any day, a rate per annum equal to the greatest of (a) the Base Rate in effect on such day, (b) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1% and (c) the Eurocurrency Rate on such day for an interest period of one month plus 1%.  For purposes hereof:  “Base Rate” means, at any time, the rate of interest then most recently established by the Administrative Agent in New York as its base rate for Dollars loaned in the United States, each change in the Base Rate being effective from and including the date such change is publicly announced as being effective (the Base Rate is not necessarily intended to be the lowest rate of interest determined by the Administrative Agent in connection with extensions of credit); and “Federal Funds Effective Rate” shall mean, for any day, the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.  If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Effective Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms thereof, the ABR shall be determined without regard to clause (b) of the first sentence of this definition, as appropriate, until the circumstances giving rise to such inability no longer exist.  Any change in the ABR due to a change in the Base Rate, the Federal Funds Effective Rate or the Eurocurrency Rate shall be effective as of the opening of business on the effective day of such change in the Base Rate, the Federal Funds Effective Rate or the Eurocurrency Rate, respectively.

“ABR Loans”:  Loans bearing interest at a fluctuating rate determined by reference to the ABR.

“Acceptable Jurisdiction”:  a jurisdiction (other than the United States) acceptable to the Administrative Agent in its sole discretion, including, if requested by the Administrative Agent in its sole discretion, based on satisfactory advice received by it from local counsel in such jurisdiction with respect to the procedure for enforcement of a U.S. judgment in such jurisdiction, and the collection of such judgment from assets located there.

“Adjusted Net Income”:  for any period, as to Kimco and the Consolidated Entities, Consolidated Net Income; provided that there shall be excluded the income (or deficit) of any Person other than Kimco accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with Kimco or any of its Subsidiaries.

“Administrative Agent”:  as defined in the introductory paragraph hereof.

“Administrative Questionnaire”:  as defined in Section 10.6.

“Affiliate”:  as to any Person, any other Person which, directly or indirectly, is in Control of, is Controlled by, or is under common Control with, such Person.

“Aggregate Commitment”: the aggregate amount of Commitments of all the Lenders, which shall initially be $220,000,000, as such amount may be increased pursuant to Section 10.8.

“Agreement”:  this Credit Agreement.

“Applicable Margin”:  with respect to each Eurocurrency Loan or ABR  Loan, as the case may be, at any date, the applicable percentage per annum set forth below based upon the Status on such date:

	Level I Status	Level II Status	Level III Status	Level IV Status	Level V Status
Eurocurrency Loans	4.50%	4.65%	4.90%	5.25%	5.75%

ABR Loans	3.50%	3.65%	3.90%	4.25%	4.75%

“Applicable Percentage”:  as to any Lender at any time, the percentage which such Lender’s Commitment then constitutes of the Aggregate Commitment (or, after the Borrowing has been made, the percentage which the aggregate principal amount of such Lender’s Loans outstanding constitutes of the aggregate principal amount of the Loans of all Lenders then outstanding).

“Assignment and Assumption”:  as defined in Section 10.6.

“Base Rate”:  as defined in the definition of the term “ABR”.

“Baseline Conditions”:  as to any Wholly Owned Subsidiary, in connection with the entering by such Subsidiary into a Subsidiary Guarantee in respect of the Loans, that such Subsidiary (a) at the time of determination can truthfully make each of the Baseline Representations and Warranties in all material respects and (b) if such Subsidiary is not organized under the laws of any state of the United States, (i) shall be organized under the laws of an Acceptable Jurisdiction or (ii) shall have submitted for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, including for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof.

“Baseline Representations and Warranties”:  as defined in the first paragraph of Article IV.

“Board”:  the Board of Governors of the Federal Reserve System of the United States of America (or any successor).

“Bookrunners”:  as defined in the introductory paragraph hereof.

“Borrowing”:  Loans of the same Type made on the same date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect.

“Borrowing Date”:  any Business Day specified in a notice pursuant to Section 2.2(d) as a date on which Kimco requests the Lenders to make Loans hereunder.

“Business Day”:  a day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close; provided that, when used in connection with a Eurocurrency Loan, the term “Business Day” shall also exclude any day on which commercial banks are not open for dealings in dollar deposits in the London interbank market.

“Capital Stock”:  any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

“Cash Equivalents”:  (a) securities denominated in Dollars or any other currency of any Qualified Jurisdiction (any of the foregoing, “Currency”), in any event issued or directly and fully guaranteed or insured by the United States Government or any other Qualified Jurisdiction, as applicable, or any agency or instrumentality of any of them, having maturities of not more than one year from the date of acquisition, (b) time deposits and certificates of deposit denominated in Currency having maturities of not more than one year from the date of acquisition of any Lender or of any domestic commercial bank the senior long-term unsecured debt of which is rated at least A or the equivalent thereof by S&P or A2 or the equivalent thereof by Moody’s and having capital and surplus in excess of $500,000,000 (or the equivalent in the applicable Currency), (c) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (a) and (b) entered into with any bank meeting the qualifications specified in clause (b) above, (d) commercial paper denominated in Currency rated at least A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody’s and in either case maturing within 90 days after the date of acquisition and (e) investments in money market funds that have assets in excess of $2,000,000,000 (or the equivalent in the applicable Currency), are managed by recognized and responsible institutions and invest all of their assets in (i) obligations of the types referred to in clauses (a), (b), (c) and (d) above and (ii) commercial paper denominated in Currency having at least the rating described in clause (d) above and maturing within 270 days after the date of acquisition.

“Change in Control”:  (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934, as amended, and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of Capital Stock representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of Kimco; or (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of Kimco by Persons who were neither (i) nominated by the board of directors of Kimco nor (ii) appointed by directors so nominated.

“Code”:  the Internal Revenue Code of 1986, as amended from time to time.

“Commitment”:  as to any Lender, the obligation to make Loans in an aggregate principal amount not to exceed the amount set forth opposite such Lender’s name on Schedule 1.1A under the heading “Commitment”, as such amount may be changed from time to time in accordance with the provisions of this Agreement.

“Commonly Controlled Entity”:  an entity, whether or not incorporated, which is under common control with Kimco within the meaning of Section 4001 of ERISA or is part of a group which includes Kimco and which is treated as a single employer under Section 414 of the Code.

“Consolidated Entities”:  as of any date of determination, any entities whose financial results are consolidated with those of Kimco in accordance with GAAP.

“Consolidated Net Income”:  for any period, net income (or loss) of Kimco and the Consolidated Entities for such period determined on a consolidated basis in accordance with GAAP.

“Contractual Obligation”:  as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Control”:  the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have meanings correlative thereto.

“Currency”:  as defined in the definition of the term “Cash Equivalents”.

“Default”:  any of the events specified in Article VIII, whether or not any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

“Documentation Agents”:  as defined in the introductory paragraph hereof.

“Dollars”, “dollars” and “$”:  lawful currency of the United States of America.

“EBITDA”:  for any Person, the consolidated net income of such Person and its Subsidiaries before income taxes, interest, depreciation, amortization, gains or losses on sales of operating real estate and marketable securities, any provision or benefit for income taxes, noncash impairment charges, and gains or losses on extraordinary items in accordance with GAAP and gains or losses on early extinguishment of debt.

“Effective Date”:  the date on which the conditions set forth in Section 5.1 shall be satisfied (or waived in accordance with Section 10.1).

“Environmental Laws”:  any and all foreign, Federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees, requirements of any Governmental Authority or other Requirements of Law (including common law) regulating, relating to or imposing liability or standards of conduct concerning protection of the environment or the manufacture, storage, remediation, disposal or clean-up of Hazardous Materials, as now or may at any time hereafter be in effect, in each case to the extent the foregoing are applicable to Kimco, any Entity or any of their respective assets or properties.

“Entity”:  as of any date of determination, any Consolidated Entity or Unconsolidated Entity.

“ERISA”:  the Employee Retirement Income Security Act of 1974, as amended from time to time.

“Eurocurrency Loans”:  Loans denominated in dollars bearing interest at a fluctuating rate determined by reference to the Eurocurrency Rate.

“Eurocurrency Rate”:  with respect to any Eurocurrency Loan for any interest period, the greater of (i) 2.0% or (ii) the rate appearing on Reuters “LIBOR01” or “LIBOR02” screen, as applicable, displaying British Bankers’ Association Interest Rate Settlement Rates (or on any successor or substitute Reuters screen, or any successor to or substitute therefor, providing rate quotations comparable to those currently provided on such Reuters screen, as determined by the Administrative Agent from time to time for purposes of providing quotations of interest rates in the London interbank market) at approximately 11:00 a.m., London time, on the Quotation Day for such interest period, as the rate for deposits in the currency of such Eurocurrency Loan with a maturity comparable to such interest period.

“Eurocurrency Tranche”:  the collective reference to Eurocurrency Loans the then current Interest Periods with respect to all of which begin on the same date and end on the same later date (whether or not such Loans shall originally have been made on the same day).

“Event of Default”:  any of the events specified in Article VIII, provided that any requirement for the giving of notice, the lapse of time, or both, or any other condition, has been satisfied.

“Existing Credit Agreement”:  the credit agreement, dated as of October 25, 2007, among Kimco, the Subsidiaries of Kimco from time to time parties thereto, the several banks, financial institutions and other entities from time to time parties thereto, the issuing lender party thereto, Bank of America, N.A., The Bank of Nova Scotia, New York Agency, and Wachovia Bank, National Association, as syndication agents, UBS Securities LLC, Deutsche Bank Securities, Inc., Royal Bank of Canada and The Royal Bank of Scotland PLC, as documentation agents, The Bank of Tokyo-Mitsubishi UFJ, Ltd., Citicorp North America, Inc., Merrill Lynch Bank USA, Morgan Stanley Bank, Regions Bank, Sumitomo Mitsui Banking Corporation and U.S. Bank National Association, as managing agents, The Bank of New York, Barclays Bank Plc, Eurohypo AG, New York Branch, Suntrust Bank and Wells Fargo Bank National Association, as co-agents, and JPMorgan Chase Bank, N.A., as administrative agent for the lenders thereunder, as it may be amended or supplemented from time to time.

“Federal Funds Effective Rate”:  as defined in the definition of the term “ABR”.

“Fee Letter”:  the fee letter dated January 16, 2009 between Kimco and the Administrative Agent, regarding certain fees payable in connection with this Agreement.

“FFO”:  funds from operations, as calculated based upon the NAREIT definition in effect on the date of said calculation or in a manner consistent with Kimco’s prior reporting (with any variation from the NAREIT definition being specified in Schedule 1.1B).

“Final Date”:  as defined in Section 2.11(d).

“Financing Lease”:  any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of such lessee.

“GAAP”:  generally accepted accounting principles in the United States of America.

“Governmental Authority”:  any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Gross Asset Value”:  as of any relevant date, an amount equal to the sum, without duplication, of (a) Total Adjusted EBITDA, calculated with respect to the most recent Test Period ended on or before such date annualized and capitalized at 7.50%, plus (b) Unrestricted Cash and Cash Equivalents of Kimco and the Consolidated Entities as of such date, plus (c) the sum of the following items of Kimco and the Consolidated Entities:  (i) land and development projects as of such date valued at “cost”, and (ii) mezzanine and mortgage loan receivables valued at the lower of cost or market at such date and marketable securities at the value reflected in the consolidated financial statements of Kimco as of such date, plus (d) Kimco’s investments in and advances to the Noncontrolled Entities valued at the lower of cost or market as reflected in the consolidated financial statements of Kimco as of such date, provided that the items described in clauses (c) and (d) (other than mortgage loan receivables valued at the lower of cost or market at such date and marketable securities at the value reflected in the consolidated financial statements of Kimco as of such date) shall not be taken into account to the extent that the amounts thereof exceed, in the aggregate, 40% of Gross Asset Value, plus (e) 100% of the bona fide purchase price of Identified Properties as of such date, and provided, further, that not more than 25% in the aggregate of items comprising Gross Asset Value shall be attributable to assets located outside of the United States or to assets owned by Entities not organized in and having principal offices in the United States.

“Guarantee Obligation”:  as to any Person (the “guaranteeing person”), any obligation (determined without duplication) of (a) the guaranteeing person or (b) another Person (including any bank under any letter of credit) to induce the creation of which the guaranteeing person has issued a reimbursement, counter-indemnity or similar obligation, in either case guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the “primary obligations”) of any other third Person (the “primary obligor”) in any manner, whether directly or indirectly, including any obligation of the guaranteeing person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (1) for the purchase or payment of any such primary obligation or (2) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided that the term “Guarantee Obligation” shall not include endorsements of instruments for deposit or collection in the ordinary course of business.  The amount of any Guarantee Obligation of any guaranteeing person shall be deemed to be the maximum stated amount of the primary obligation relating to such Guarantee Obligation (or, if less, the maximum stated liability set forth in the instrument embodying such Guarantee Obligation); provided that in all events (and regardless of the existence of a stated liability amount), the amount of such Guarantee Obligation shall be such guaranteeing person’s maximum reasonably anticipated liability in respect thereof as determined by Kimco in good faith.

“Guarantor”: at a particular time, each Subsidiary that is a party to a Subsidiary Guarantee at such time.

“Hazardous Materials”:  all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Identified Property”:  as of any time, Properties acquired during the most recent Test Period.

“Income REIT”:  Kimco Income Operating Partnership, L.P., a Delaware limited partnership.

“Incremental Commitments”: as defined in Section 10.8.

“Incremental Loans”: as defined in Section 10.8.

“Indebtedness”:  of any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services (other than current trade liabilities incurred in the ordinary course of business and payable in accordance with customary practices), to the extent such obligations constitute indebtedness for the purposes of GAAP, (c) any other indebtedness of such Person which is evidenced by a note, bond, debenture or similar instrument, (d) all obligations of such Person under Financing Leases, (e) all obligations of such Person in respect of acceptances issued or created for the account of such Person, (f) all Guarantee Obligations of such Person, (g) all reimbursement obligations for letters of credit and other contingent liabilities, (h) all liabilities secured by any Lien on any property owned by such Person even though such Person has not assumed or otherwise become liable for the payment thereof, and (i) the net obligations (contingent or otherwise) of such Person at such date under interest rate hedging agreements.

“Initial Lender”: any Lender with a Commitment as of the Effective Date.

“Initial Loan”: as defined in Section 2.2(a)(i).

“Insolvency”:  with respect to any Multiemployer Plan, the condition that such Plan is insolvent within the meaning of Section 4245 of ERISA.

“Insolvent”:  pertaining to a condition of Insolvency.

“Intellectual Property”:  as defined in Section 4.9.

“Interest Payment Date”:  (a) as to any ABR Loan, the last day of each calendar month to occur while such ABR Loan is outstanding and the Termination Date, and (b) as to any Eurocurrency Loan, the last day of the Interest Period with respect thereto and, in the case of a Eurocurrency Loan with an Interest Period of more than three (3) months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three (3) months’ duration after the first day of such Interest Period.

“Interest Period”: with respect to any Eurocurrency Loan:

(i)

initially, the period commencing on the borrowing or conversion date, as the case may be, with respect to such Eurocurrency Loan and ending one (1), two (2), three (3) or six (6) months thereafter, as selected by Kimco in its notice of borrowing or notice of conversion, as the case may be, given with respect thereto; and

(ii)

thereafter, each period commencing on the last day of the next preceding Interest Period applicable to such Eurocurrency Loan and ending one (1), two (2), three (3) or six (6) months thereafter, as selected by Kimco by irrevocable notice to the Administrative Agent not less than three Business Days prior to the last day of the then current Interest Period with respect thereto;

provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

(1)

if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless the result of such extension would be to carry such Interest Period into another calendar month in which event such Interest Period shall end on the immediately preceding Business Day;

(2)

any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of a calendar month; and

(3)

in no event shall any Interest Period end on a day subsequent to the Termination Date.

“Investment Entity”:  as to any Person, a corporation, limited liability company, partnership or other entity in which Kimco has a direct or indirect interest, but which is not a Subsidiary.

“Kimco”:  As defined in the introductory paragraph hereof.

“Lead Arrangers”: as defined in the introductory paragraph hereof.

“Lender Party”:  each of Administrative Agent and the Lenders.

“Lenders”:  as defined in the introductory paragraph hereof.

“Lien”:  any mortgage, pledge, hypothecation, assignment (including any collateral assignment but excluding any assignment of an asset made in lieu of a sale thereof where the assignor is paid the fair market value of such asset by the assignee and the assignee assumes all of the rights and obligations attributable to ownership of such asset), deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest or any preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including any conditional sale or other title retention agreement and any Financing Lease having substantially the same economic effect as any of the foregoing).

“Loan”:  any Initial Loan or Incremental Loan (if any).

“Loan Documents”:  this Agreement, the Notes, each Subsidiary Guarantee (if any) and the Fee Letter, and any instrument or agreement waiving, amending, or supplementing any Loan Document.

“Loan Parties”:  as of any applicable date of determination, (a) Kimco and (b) each Subsidiary Guarantor.

“Major Acquisitions”:  with respect to any applicable period, one or more acquisitions by Kimco or one of its Subsidiaries during such period of the Capital Stock and/or assets of another Person that (a) are otherwise permitted by this Agreement and the other Loan Documents and (b) involve the payment by Kimco or such Subsidiary of consideration (whether in the form of cash or non-cash consideration) in excess of $500,000,000 in the aggregate for all such acquisitions during such period.

“Material Adverse Effect”:  a material adverse effect on (a) the business, operations, property or financial condition of Kimco and its Subsidiaries taken as a whole, (b) the ability of Kimco to perform its obligations under the Loan Documents or (c) the validity or enforceability of this Agreement or any of the other Loan Documents or the rights or remedies of the Administrative Agent or the Lenders hereunder or thereunder.

“Materials of Environmental Concern”:  any gasoline or petroleum (including crude oil or any fraction thereof) or petroleum products or any hazardous or toxic substances, materials or wastes, defined or regulated as such in or under any Environmental Law, including asbestos, polychlorinated biphenyls and urea-formaldehyde insulation.

“Maturity Date”:  the date that is the second anniversary of the date of this Agreement.

“Moody’s”:  Moody’s Investors Service, Inc.

“Multiemployer Plan”:  a Plan which is a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

“NAREIT”:  The National Association of Real Estate Investment Trusts.

“Noncontrolled Entity”:  any of the following Unconsolidated Entities:  (i) any entity in which the only investment by Kimco or any Affiliate thereof consists of preferred stock or securities of another entity having characteristics analogous to those of preferred stock, or (ii) any entity (including, but not limited to, the Income REIT, Kimco Retail Opportunity Portfolio, LLC, or “Rio Can/Canadian Ventures”) as to which Kimco (together with its Affiliates) does not have the power to direct the acquisition, financing, disposition and other major decisions regarding property owned by such entity.

“Non-Excluded Taxes”:  as defined in Section 2.12(a).

“Non-Recourse Indebtedness”:  Indebtedness the documentation with respect to which expressly provides that (a) the lender(s) thereunder (and any agent for such lender(s)) may not seek a money judgment against the Person issuing such Indebtedness or (b) recourse for payment in respect of such Indebtedness is limited to those assets or Capital Stock of the Person issuing such Indebtedness which secure such Indebtedness (except in the case of customary indemnities or customary potential recourse carve-outs contained in such documentation, provided that if a claim is made in connection with such indemnities or potential recourse carve-outs, such claim shall not constitute Non-Recourse Indebtedness for the purposes of this Agreement); provided further that, notwithstanding the foregoing, any Indebtedness which would otherwise constitute Recourse Indebtedness (or which would not constitute Non-Recourse Indebtedness hereunder), shall be included as Non-Recourse Indebtedness for all purposes hereunder if and to the extent such Indebtedness is not recourse (either contractually or by operation of law) to Kimco (except in the case of customary indemnities or customary potential recourse carve-outs contained in the applicable documentation, provided that if a claim is made in connection with such indemnities or potential recourse carve-outs, such claim shall not constitute Non-Recourse Indebtedness for the purposes of this Agreement).

“Non-U.S. Lender”:  as defined in Section 2.12(b).

“Note”:  as defined in Section 2.2(b).

“Obligated Property Owner”:  as defined in the definition of the term “Unencumbered Properties”.

“Obligations”:  with respect to Kimco, all obligations, liabilities and Indebtedness of every nature of Kimco from time to time owing to any Lender or the Administrative Agent, under or in connection with this Agreement or any other Loan Document, in each case whether primary, secondary, direct, indirect, contingent, fixed or otherwise, including interest accruing at the rate provided in the applicable Loan Document on or after the commencement of any bankruptcy or insolvency proceeding, whether or not allowed or allowable.

 “Ownership Percentage”:  (a) in respect of a Wholly Owned Subsidiary, 100%, and (b) in respect of (i) any other Consolidated Entity (other than a Wholly Owned Subsidiary) or (ii) an Unconsolidated Entity, Kimco’s direct and indirect percentage interest in such entity determined in accordance with GAAP.

“Participant”:  as defined in Section 10.6.

“Patriot Act”:  as defined in Section 10.21.

“PBGC”:  the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA.

“Permitted Encumbrances”:  (a) Liens imposed by law for taxes (i) that are not yet due and delinquent, or (ii) where (A) the validity or amount thereof is being contested in good faith by appropriate proceedings, (B) the Person responsible for such taxes is Kimco or a Wholly Owned Subsidiary and such Person has set aside on its books adequate reserves with respect thereto in accordance with GAAP, and (C) the failure to make payment pending such contest could not reasonably be expected to have a Material Adverse Effect, (b) carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days, except where (i) the validity or amount thereof is being contested in good faith by appropriate proceedings, (ii) the Person responsible for the charges so secured is Kimco or a Wholly Owned Subsidiary and such Person has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (iii) the failure to make payment pending such contest could not reasonably be expected to have a Material Adverse Effect, (c) pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations, (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business, and (e) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of Kimco or of any Wholly Owned Subsidiary that has any direct or indirect interest in any Unencumbered Property; provided that the term “Permitted Encumbrances” shall not include any Lien securing Indebtedness.

“Person”:  an individual, partnership, limited liability company, corporation, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Plan”:  at a particular time, any employee benefit plan which is covered by ERISA and in respect of which Kimco or a Commonly Controlled Entity is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.

 “Property”:  real property owned by Kimco or any of the Entities, or in which Kimco or any of the Entities has a leasehold interest.

“Property Gross Revenues”:  with respect to any Property, for any period, all gross income, revenues and consideration, of whatever form or nature, received by or paid to or for the account or benefit of the Person owning such Property, in each instance during such period, in connection with the ownership, operation, leasing and occupancy of such Property, including the following:  (a) amounts received under leases, including base rent, escalation, overage, additional, participation, percentage and similar rentals, late charges and interest payments and amounts received on account of maintenance or service charges, real estate taxes, assessments, utilities, air conditioning and heating, insurance premiums and other administrative, management, operating, leasing and maintenance expenses for such property, but excluding until earned security deposits, prepaid rents and other refundable receipts, (b) rents and receipts from licenses, concessions, vending machines and similar items, (c) parking fees and rentals, (d) other fees, charges or payments not denominated as rental of office, retail, storage, parking or other space in such Property, and (e) payments received as consideration, in whole or in part, for the cancellation, modification, extension or renewal of leases; but in any event excluding the proceeds of any financing or asset sales in respect of all or any portion of such Property.

“Property NOI”:  with respect to any Property, for any period, an amount equal to the excess, if any, of (a) Property Gross Revenues in respect of such Property for such period over (b) Property Operating Expenses in respect of such Property for such period.

“Property Operating Expenses”:  with respect to any Property, for any period, the sum of all expenses incurred during such period with respect to the ownership, operation, leasing and occupancy of such Property, including the following:  (a) real estate taxes; (b) special assessments or similar charges paid during such period; (c) personal property taxes; (d) costs of utilities, air conditioning and heating; (e) maintenance and repair costs of a non-capital nature; (f) operating expenses and fees; (g) wages and salaries of on-site employees engaged in the operation and management of such Property, including employer’s social security taxes and other taxes, insurance benefits and the like, levied on or with respect to such wages or salaries; (h) premiums payable for insurance carried on or with respect to such Property; (i) advertising and promotion costs; (j) rental expense; and (k) in the case of any Property owned or operated by an Investment Entity, any obligation of Kimco or any of its Subsidiaries (contingent or otherwise) to contribute funds to such Investment Entity.  The following shall be excluded from Property Operating Expenses:  (1) foreign, U.S., state and local income taxes, franchise taxes or other taxes based on income, (2) depreciation, amortization and any other non-cash deduction for income tax purposes, (3) interest expenses of the Person owning such Property, (4) property management fees payable to Kimco or its Affiliates, and (5) any expenditures made for capital improvements and the cost of leasing commissions.

“Qualified Jurisdiction”:  at any time of determination, any jurisdiction in which Kimco or any of its Subsidiaries is doing business at such time the government of which jurisdiction is internationally recognized at such time, including by the United States Government.

“Quotation Day” means, in connection with any Borrowing of Eurocurrency Loans for a particular Interest Period, the day that is two (2) Business Days before the first day of such Interest Period.

“Recourse Indebtedness”:  any Indebtedness of any Person, (A) to the extent that Kimco is liable for direct claims for payment of such debt, or (B) to the extent that the payment of such debt is guaranteed by Kimco or that Kimco otherwise stands as a surety or accommodation party for such debt (provided that the amount of any such obligation shall be deemed, for the purpose of this definition, to be Kimco’s maximum reasonably anticipated liability in respect thereof as determined by Kimco in good faith), or (C) as to which a Lien securing such debt has been placed against any assets of Kimco (excluding from this clause (C) Non-Recourse Indebtedness of Kimco).  Any such Indebtedness shall not be treated as Recourse Indebtedness solely because of customary potential recourse carveouts contained in documentation, provided that if a claim is made in connection with such potential recourse carve-outs, such claim shall constitute Recourse Indebtedness for the purposes of this Agreement.

“Register”:  as defined in Section 10.6.

“Regulation U”:  Regulation U of the Board as in effect from time to time.

“Related Parties”:  as defined in Section 9.1.

“Reorganization”:  with respect to any Multiemployer Plan, the condition that such plan is in reorganization within the meaning of Section 4241 of ERISA.

“Reportable Event”:  any of the events set forth in Section 4043(b) of ERISA, other than those events as to which the thirty day notice period is waived under Sections .13, .14, .16, .18, .19 or .20 of PBGC Reg. § 2615.

 “Required Lenders”:  at any time, the holders of at least 51% of the Aggregate Commitment or, after the date of the initial Borrowing hereunder, Loans outstanding at such time.

“Requirement of Law”:  as to any Person, the Certificate of Incorporation and By-Laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

“Responsible Officer”:  with respect to any Person, the chief executive officer, the president, any vice president, the treasurer, the assistant treasurer, the chief financial officer, the secretary or the assistant  secretary of such Person or, with respect to financial matters, the chief financial officer or the treasurer of such Person.

“S&P”:  Standard & Poor’s Ratings Services.

“Single Employer Plan”:  any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan.

“Solvent”:  as to any Person, that, as of any date of determination, (a) the amount of the present fair saleable value of the assets of such Person will, as of such date, exceed the amount of all liabilities of such Person, contingent or otherwise, as of such date, as determined in accordance with applicable U.S. federal and state laws (or analogous applicable foreign laws) governing determinations of the insolvency of debtors, (b) the present fair saleable value of the assets of such Person will, as of such date, be greater than the amount that will be required to pay the liability of such Person on its existing or anticipated debts as such debts become absolute and matured, and (c) such Person will not have, as of such date, an unreasonably small amount of capital with which to conduct its business.

“Status”:  as to Kimco, the existence of Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status, as the case may be.

As used in this definition:

“Level I Status” exists at any date if, at such date, Kimco has a long-term senior unsecured debt rating of A- or better by S&P or A3 or better by Moody’s;

“Level II Status” exists at any date if, at such date, Level I Status does not exist and Kimco has a long-term senior unsecured debt rating of BBB+ or better by S&P or Baa1 or better by Moody’s;

“Level III Status” exists at any date if, at such date, neither Level I Status nor Level II Status exists and Kimco has a long-term senior unsecured debt rating of BBB or better by S&P or Baa2 or better by Moody’s;

“Level IV Status” exists at any date if, at such date, neither Level I Status, Level II Status nor Level III Status exists and Kimco has a long-term senior unsecured debt rating of BBB- or better by S&P or Baa3 or better by Moody’s; and

“Level V Status” exists at any date if, at such date, none of Level I Status, Level II Status, Level III Status or Level IV Status exists;

provided that (i) in the event of a “split” rating, the Applicable Margin shall be based upon the higher of the two ratings, (ii) Kimco may, at its option, obtain a debt rating from a third nationally-recognized rating agency, in which case the Applicable Margin shall be based on the lower of the two highest ratings, at least one of which must be Moody’s or S&P, and (iii) if S&P and/or Moody’s shall cease to issue ratings of debt securities of real estate investment trusts generally, then the Administrative Agent and Kimco shall negotiate in good faith to agree upon a substitute rating agency or agencies (and to correlate the system of ratings of such substitute rating agency with that of the rating agency for which it is substituting) and (a) until such substitute rating agency or agencies are agreed upon, Status shall be determined on the basis of the rating assigned by the other rating agency (or, if both S&P and Moody’s shall have so ceased to issue such ratings, on the basis of the Status in effect immediately prior thereto) and (b) after such substitute rating agency or agencies are agreed upon, Status shall be determined on the basis of the rating assigned by the other rating agency and such substitute rating agency or the two substitute rating agencies, as the case may be.

“Subsidiary”:  as to any Person, a corporation, limited liability company, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock or such other ownership interests having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, limited liability company, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise qualified, all references to a “Subsidiary” or to “Subsidiaries” in this Agreement shall refer to a direct or indirect Subsidiary or Subsidiaries of Kimco.

“Subsidiary Guarantee”:  each Guarantee, substantially in the form of Exhibit C, executed and delivered by a Subsidiary Guarantor, in accordance with the terms of this Agreement.

“Subsidiary Guarantor”:  as defined in Section 10.10.

“Swap Agreement”:  any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of Kimco or any Affiliate thereof shall be a Swap Agreement.

“Syndication Agent”:  as defined in the introductory paragraph hereof.

“Termination Date”:  the date that is the earliest to occur of (a) the Maturity Date, and (b) the date on which the Loans shall become due and payable hereunder by acceleration.

“Test Period”:  a period of two (2) consecutive fiscal quarters of Kimco.

“Total Adjusted EBITDA”:  for any Test Period, Total EBITDA for such period minus (without duplication) (i) replacement reserves of $0.15 per square foot of gross leasable area per annum, pro-rated for the applicable period, (ii) non-cash revenue for such period attributable to straight-lining of rents, (iii) EBITDA for such period attributable to Unconsolidated Entities, (iv) income for such period from mezzanine and mortgage loan receivables, (v) dividend and interest income from marketable securities,

(vi) EBITDA for such period attributable to Identified Properties, and (vii) Kimco’s and its Affiliates’ management fee income and other income (excluding all items referred to in any other clause of this definition) for such period not attributable to Properties to the extent that such items referred to in this clause (vii), in the aggregate, exceed 15% of Total EBITDA.

“Total Debt Service”:  in respect of any Test Period, interest expense plus scheduled principal debt amortization for Kimco and the Consolidated Entities on the aggregate principal amount of their respective Indebtedness (provided that (a) there shall be excluded optional prepayments and balloon payments due at maturity, and (b) in the case of any Indebtedness that amortizes in annual installments, there shall be included in the aggregate 50% of the amount of such annual installments payable during such Test Period and 50% of the amount of such annual installments payable during the two immediately succeeding fiscal quarters), plus preferred stock dividends paid during such Test Period.

“Total EBITDA”:  for any period, Adjusted Net Income of Kimco and the Consolidated Entities before income taxes, interest, depreciation, amortization, gains or losses on sales of operating real estate and marketable securities, any provision or benefit for income taxes, noncash impairment charges, and gains or losses on extraordinary items in accordance with GAAP and gains or losses on early extinguishment of debt, plus, without duplication, EBITDA of Unconsolidated Entities.

“Total Indebtedness”:  as of any date of determination, all Indebtedness of Kimco, of its Wholly Owned Subsidiaries and any other Consolidated Entities, outstanding at such date.

“Total Priority Indebtedness”:  as of any date of determination, the aggregate of (a) Indebtedness of Kimco or of any of the Consolidated Entities outstanding as of such date, secured by any asset of Kimco or the Consolidated Entities, and (b) all unsecured third party Indebtedness of the Consolidated Entities to Persons other than Kimco or any Consolidated Entity outstanding as of such date except to the extent that such unsecured third party Indebtedness is unconditionally and irrevocably guaranteed by Kimco.

 “Total Unsecured Interest Expense”:  actual interest expense (accrued, paid, or capitalized) on all Unsecured Debt of Kimco, of the Consolidated Entities and of the Unconsolidated Entities (other than of the Noncontrolled Entities).

“Transferee”:  as defined in Section 10.7.

“Type”:  as to any Loan, its nature as an ABR Loan or a Eurocurrency Loan.

“Unconsolidated Entity”:  as of any date of determination, a corporation, partnership, limited liability company, trust, joint venture, or other business entity in which Kimco, directly or indirectly through ownership of one or more intermediary entities, owns an equity interest but that is not required in accordance with GAAP to be consolidated with Kimco for financial reporting purposes.

“unencumbered”:  with respect to any asset, as of any date of determination, the circumstance that such asset on such date (a) is not subject to any Liens or claims (including restrictions on transferability or assignability) of any kind (excluding Permitted Encumbrances), (b) is not subject to any agreement (including (i) any agreement governing Indebtedness incurred in order to finance or refinance the acquisition of such asset and (ii) if applicable, the organizational documents of any Entity) which prohibits or restricts in a material manner Kimco or any of the Entities from creating, incurring, assuming or suffering to exist any Lien upon, or conveying, selling, leasing, transferring or otherwise disposing of, any assets or Capital Stock of Kimco or any of the Entities (excluding any agreement which limits generally the amount of secured Indebtedness which may be incurred by Kimco and the Entities) and (c)

is not subject to any agreement (including any agreement governing Indebtedness incurred in order to finance or refinance the acquisition of such asset) which entitles any Person to the benefit of any Lien (other than Permitted Encumbrances) on any assets or Capital Stock of Kimco or any of the Entities, or would entitle any Person to the benefit of any Lien (other than Permitted Encumbrances) on such assets or Capital Stock upon the occurrence of any contingency (other than pursuant to an “equal and ratable” clause contained in any agreement governing Indebtedness).

“Unencumbered Assets NOI”:  for any period, Unencumbered Property NOI, plus (a) 75% of management fee revenues earned by Kimco and its Wholly Owned Subsidiaries in respect of properties owned by any Noncontrolled Entity, plus (b) the sum of dividend and interest income from unencumbered marketable securities and unencumbered mezzanine and mortgage loan receivables; provided that management fee revenues earned in respect of properties owned by any Noncontrolled Entity, dividend and interest income from unencumbered mezzanine loan receivables and Unencumbered Assets NOI attributable to assets located outside of the United States or to assets owned by Entities not organized in and having principal offices in the United States shall not be taken into account to the extent the sum of all such items exceeds 25% of Unencumbered Assets NOI for the applicable period.

“Unencumbered Properties”:  (a) Properties wholly owned by Kimco or by a Wholly Owned Subsidiary (or in which Kimco or a Wholly Owned Subsidiary has a leasehold interest to the extent eligible pursuant to clause (b) of the second sentence of the definition of the term “Unencumbered Property NOI”), as to which Kimco has control, which Properties are unencumbered (including freedom from restrictions, whether on the Property itself or the entity holding such Property, on pledging such Property or the stock, limited liability company interests, partnership interests, or other ownership interests of any Person having an ownership interest in such Property as collateral or selling such Property), and (b) other unencumbered Properties as to which Kimco or a Wholly Owned Subsidiary owns (directly or through the ownership of an interest in a Consolidated Entity) a majority of the equity interests or has a leasehold interest, as above, and has the power to direct acquisition, disposition, financing, and other major property decisions (which shall not include Properties owned by or through Noncontrolled Entities); provided that no such Property shall be treated as an Unencumbered Property at any time during which any Person (other than Kimco) having any direct or indirect ownership interest in such Property (a “Property Owner”) has any Indebtedness or has any obligation or liability, whether primary, secondary, direct, indirect, fixed, contingent, or otherwise (including as a guarantor or other surety or accommodation party, as the general partner of a partnership that has Recourse Indebtedness, under applicable law, or otherwise) in respect of any Indebtedness (an “Obligated Property Owner”), unless at such time each such Obligated Property Owner is a Wholly Owned Subsidiary of Kimco and a Subsidiary Guarantor pursuant to an effective Subsidiary Guarantee.

“Unencumbered Property NOI”:  for any period, Property NOI for such period of Unencumbered Properties owned by Kimco or a Wholly Owned Subsidiary and the percentage equal to Kimco’s Ownership Percentage interest in the applicable Property of Property NOI for such period of other Unencumbered Properties, in each case net of (x) management fees of 3% of revenues and (y) replacement reserves of $0.15 per square foot per annum (pro-rated for the applicable Test Period) of gross leasable area, from Unencumbered Properties.  For the purpose of determining Unencumbered Property NOI, (a) no property owned by any Noncontrolled Entity shall be included and (b) leasehold positions will be eligible if (i) with respect to the lease term, either (x) more than 25 years remains in such lease term or (y) such lease term is renewable in the sole discretion of Kimco for one or more successive periods aggregating (together with the remaining current lease term) more than 25 years so long as, in the case of this clause (y), periodic rent increases shall be at levels comparable to those that are customarily applicable to leases having initial terms in excess of 25 years, and (ii) such leasehold position is mortgageable and the terms of the lease include customary secured lender protections (including that (A) the lessor shall notify any holder of a security interest in such leasehold interest of the occurrence of any default by the lessee under such lease and shall afford such holder the right to cure such default, and (B) in the event that such lease is terminated, such holder shall have the option to enter into a new lease having terms substantially identical to those contained in the terminated lease).

“United States” means the United States of America, including the States and the District of Columbia, but excluding its territories and possessions.

“Unrestricted Cash and Cash Equivalents”:  as of any date of determination, the sum of (a) the Dollar Equivalent of the aggregate amount of Unrestricted cash then held by Kimco or any of the Consolidated Entities and (b) the Dollar Equivalent of the aggregate amount of Unrestricted Cash Equivalents (valued at the lower of cost and fair market value) then held by Kimco or any of the Consolidated Entities.  As used in this definition, “Unrestricted” means, with respect to any asset, the circumstance that such asset is not subject to any Liens or claims of any kind in favor of any Person.

“Unsecured Debt”:  all Indebtedness which is not secured by a Lien on any income, Capital Stock, property or asset; provided that Unsecured Debt shall not include any Indebtedness included in the calculation of Total Priority Indebtedness.

“U.S. Lender”: as defined in Section 2.12(c).

“Wholly Owned Subsidiary”:  any entity all of the capital stock of which and any and all equivalent ownership interests of which (other than directors’ qualifying shares required by law) are owned by Kimco directly or indirectly through one or more Wholly Owned Subsidiaries.

SECTION 1.2.  Other Definitional Provisions; Interpretation.  i) Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any other Loan Document or any certificate or other document made or delivered pursuant hereto or thereto.

(b)

Without limiting Section 1.3, as used herein and in any other Loan Document, and any certificate or other document made or delivered pursuant hereto or thereto, accounting terms relating to Kimco and its Subsidiaries not defined in Section 1.1 and accounting terms partly defined in Section 1.1, to the extent not defined, shall have the respective meanings given to them under GAAP.

(c)

The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article, Section, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(d)

The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

(e)

Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.

(f)

The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.

(g)

The word “will” shall be construed to have the same meaning and effect as the word “shall”.

(h)

Unless the context requires otherwise (i) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns, and (iii) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.3.  Accounting Terms; GAAP.  Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if Kimco notifies the Administrative Agent that Kimco requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies Kimco that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

ARTICLE II

THE LOANS

SECTION 2.1. [Reserved]

SECTION 2.2.  Loans; Etc.

(a)

Commitment to Lend.

(i)

Subject to the terms and conditions hereof, each Initial Lender severally agrees to make term loans to Kimco, in Dollars only (each, an “Initial Loan”), in a single Borrowing on the Effective Date in an aggregate principal amount equal to such Lender’s Applicable Percentage of the aggregate amount of such Borrowing requested by Kimco to be made on such day. If the aggregate amount of Loans so requested is less than the Aggregate Commitment as of such date, any unused portion of the Aggregate Commitment shall thereupon be cancelled. Notwithstanding anything to the contrary contained in this Agreement, in no event shall the aggregate outstanding amount of Loans exceed the Aggregate Commitment.

(ii)

The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder.

(iii)

Subject to Section 2.8 and Section 2.10, Loans may from time to time be Eurocurrency Loans or ABR Loans, or a combination thereof, as determined by Kimco and notified to the Administrative Agent in accordance with Sections 2.2(d) and 2.4.  Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of Kimco to repay such Loan in accordance with the terms of this Agreement; provided, further, that each applicable Lender shall at all times comply with the requirements of this Agreement in respect thereto, including Section 2.12, and no Lender shall make any such election if and to the extent the same would cause Kimco to increase its payment obligations hereunder.

(b)

Notes.  The Loans made by each Lender shall be evidenced by a promissory note executed and delivered by Kimco at the request of such Lender, substantially in the form of Exhibit B, with appropriate insertions as to payee and date (each, a “Note”), payable to the order of such Lender.  Each Lender is hereby authorized to record, as applicable, the date, Type and amount of each Loan made by such Lender, each continuation thereof, each conversion of all or a portion thereof to another Type, the date and amount of each payment or prepayment of principal thereof and, in the case of Eurocurrency Loans, the length of each Interest Period with respect thereto, on the schedule (including any continuation thereof) annexed to and constituting a part of its Note, and any such recordation shall constitute prima facie evidence of the accuracy of the information so recorded; provided that the failure by any Lender to make any such recordation or any error in such recordation shall not affect the obligations of Kimco under this Agreement or the Notes.

(c)

Repayment of Loans.  Kimco shall repay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Loan on the Termination Date.

(d)

Borrowing Procedure.  Kimco shall give the Administrative Agent irrevocable notice (which notice must be received by the Administrative Agent prior to 12:00 P.M., New York City time, (i) three (3) Business Days prior to the requested Borrowing Date, if all or any part of the requested Loans are to be initially Eurocurrency Loans, or (iii) one (1) Business Day prior to the requested Borrowing Date, otherwise), specifying (A) the aggregate amount to be borrowed, (B) the requested Borrowing Date, (C) whether the borrowing is to be of Eurocurrency Loans, ABR Loans or a combination thereof, and (D) if the borrowing is to be entirely or partly of Eurocurrency Loans the respective amounts of each such Type of Loan and the respective lengths of the initial Interest Periods therefor.  Each borrowing under the Commitments shall be in an amount equal to (i) in the case of ABR Loans, $5,000,000 or a whole multiple of $100,000 in excess thereof and (ii) in the case of Eurocurrency Loans, $5,000,000 or a whole multiple of $100,000 in excess thereof, in each case subject to Section 2.2(e).  Upon receipt of any such notice from Kimco, the Administrative Agent shall promptly notify each Lender thereof.  Each Lender will make the amount of its pro rata share of each such borrowing available to the Administrative Agent for the account of Kimco at the office of the Administrative Agent specified in Section 10.2 prior to 1:00 P.M., New York City time, on the Borrowing Date requested by Kimco in funds immediately available to the Administrative Agent.  Such borrowing, in an amount equal to the aggregate of the amounts made available to the Administrative Agent by the Lenders, will immediately be made available to Kimco by the Administrative Agent  by wire transfer of immediately available funds to an account or accounts specified by Kimco to the Administrative Agent.

(e)

Eurocurrency Tranches.  Notwithstanding anything to the contrary in this Agreement, all borrowings, prepayments, conversions and continuations of Loans hereunder and all selections of Interest Periods hereunder shall be in such amounts and be made pursuant to such elections so that, after giving effect thereto, (i) the aggregate principal amount of the Loans comprising each Eurocurrency Tranche of Loans shall be equal to $5,000,000 or a whole multiple of $100,000 in excess thereof, and (ii) there shall be no more than five (5) Eurocurrency Tranches outstanding at any one time.

SECTION 2.3.  Prepayments.  Kimco may at any time and from time to time prepay the Loans (subject, in the case of Eurocurrency Loans to compliance with the terms of Section 2.13), in whole or in part, without premium or penalty, upon irrevocable notice to the Administrative Agent, specifying the date and amount of prepayment and whether the prepayment is of Eurocurrency Loans, ABR Loans, or a combination thereof, and, if of a combination thereof, the amount allocable to each.  Upon receipt of any notice of prepayment, the Administrative Agent shall promptly notify each Lender thereof.  If any such notice is given, the amount specified in such notice shall be due and payable on the date specified therein, together with any amounts payable pursuant to Section 2.13.  Partial prepayments shall be in an aggregate principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof (or, if less, the aggregate outstanding principal amount of the Loans).  Any amounts so prepaid may not be reborrowed.

SECTION 2.4.  Conversion and Continuation Options.  ii) Kimco may elect from time to time to convert Eurocurrency Loans to ABR Loans, by giving the Administrative Agent at least two (2) Business Days’ prior irrevocable notice of such election, provided that any such conversion of Eurocurrency Loans may only be made on the last day of an Interest Period with respect thereto.  Kimco may elect from time to time to convert ABR Loans to Eurocurrency Loans by giving the Administrative Agent at least three (3) Business Days’ prior irrevocable notice of such election.  Any such notice of conversion to Eurocurrency Loans shall specify the length of the initial Interest Period or Interest Periods therefor.  Upon receipt of any such notice the Administrative Agent shall promptly notify each affected Lender thereof.  All or any part of the outstanding Eurocurrency Loans and ABR Loans may be converted as provided herein, provided that (i) no Loan may be converted into a Eurocurrency Loan when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion that such a conversion is not appropriate, (ii) any such conversion may only be made if, after giving effect thereto, Section 2.2(e) would not be contravened, and (iii) no Loan may be converted into a Eurocurrency Loan after the date that is one (1) month prior to the Termination Date.

(b)

Any Eurocurrency Loans may be continued as such upon the expiration of the then current Interest Period with respect thereto by Kimco giving irrevocable notice to the Administrative Agent, in accordance with the applicable provisions of the term “Interest Period” set forth in Section 1.1, of the length of the next Interest Period to be applicable to such Loans, provided that no Eurocurrency Loan may be continued as such (i) when any Event of Default has occurred and is continuing and the Administrative Agent has or the Required Lenders have determined in its or their sole discretion that such a continuation is not appropriate, (ii) if, after giving effect thereto, Section 2.2(e) would be contravened, or (iii) after the date that is one (1) month prior to the Termination Date, and provided, further, that if Kimco shall fail to give any required notice as described above in this paragraph or if such continuation is not permitted pursuant to the preceding proviso such Loans shall be automatically converted to ABR Loans on the last day of such then expiring Interest Period.  Upon receipt of any notice pursuant to this Section 2.4(b), the Administrative Agent shall promptly notify each Lender thereof.

SECTION 2.5.  Fees.  Kimco shall pay to the Administrative Agent and RBC Capital Markets for their respective own accounts (as applicable), and, to the extent mutually agreed upon by the Administrative Agent, RBC Capital Markets and the Lenders, for the account of the Lenders, the fees in the amounts and on the dates previously agreed to in writing by Kimco pursuant to the Fee Letter.

SECTION 2.6.  Interest Rates and Payment Dates.  iii) Each Eurocurrency Loan shall bear interest for each day during each Interest Period with respect thereto at a rate per annum equal to the Eurocurrency Rate determined for such day plus the Applicable Margin.

(b)

Each ABR Loan shall bear interest at a rate per annum equal to the ABR plus the Applicable Margin.

(c)

[Reserved]

(d)

[Reserved]

(e)

If all or a portion of (i) the principal amount of any Loan, (ii) any interest payable thereon or (iii) any fee or other amount payable hereunder shall not be paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate per annum which is (x) in the case of overdue principal, the rate that would otherwise be applicable thereto pursuant to the foregoing provisions of this Section 2.6 plus 2% or (y) in the case of any overdue interest, fee or other amount, the rate described in Section 2.6(b) plus 2%, in each case from the date of such non-payment to the date on which such amount is paid in full (as well after as before judgment).

(f)

Interest shall be payable in arrears on each Interest Payment Date, provided that interest accruing pursuant to Section 2.6(e) shall be payable from time to time on demand.

SECTION 2.7.  Computation of Interest.  iv)  Interest with respect to Eurocurrency Loans shall be calculated on the basis of a 360-day year for the actual days elapsed.  Interest calculated on the basis of the Base Rate shall be calculated on the basis of a 365- (or 366-, as the case may be) day year for the actual days elapsed.  The Administrative Agent shall as soon as practicable notify Kimco and the Lenders of each determination of a Eurocurrency Rate.  Any change in the interest rate on a Loan resulting from a change in the ABR shall become effective as of the opening of business on the day on which such change becomes effective.  The Administrative Agent shall as soon as practicable notify Kimco and the Lenders of the effective date and the amount of each such change in interest rate.

(b)

Each determination of an interest rate by the Administrative Agent pursuant to any provision of this Agreement shall be conclusive and binding on Kimco and the Lenders in the absence of manifest error.  The Administrative Agent shall, at the request of Kimco, deliver to Kimco a statement showing the quotations used by the Administrative Agent in determining any interest rate with respect to any Eurocurrency Loan.

SECTION 2.8.  Inability to Determine Interest Rate.  If prior to the first day of any Interest Period:

(a)

the Administrative Agent shall have determined (which determination shall be conclusive and binding upon Kimco) that, by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurocurrency Rate for such Interest Period; or

(b)

the Administrative Agent shall have received notice from the Required Lenders that the Eurocurrency Rate determined or to be determined for such Interest Period will not adequately and fairly reflect the cost to such Lenders (or Lender) (as conclusively certified by such Lenders or Lender, as the case may be) of making or maintaining their affected Loans during such Interest Period;

the Administrative Agent shall give telecopy or telephonic notice thereof to Kimco and the Lenders as soon as practicable thereafter.  If such notice is given, (i) any Eurocurrency Loans requested to be made on the first day of such Interest Period shall be made as ABR Loans, (ii) any ABR Loans that were to have been converted on the first day of such Interest Period to Eurocurrency Loans shall be continued as ABR Loans, and (iii) any outstanding Eurocurrency Loans shall be converted, on the first day of such Interest Period, to ABR Loans. Until such notice has been withdrawn by the Administrative Agent, no further Eurocurrency Loans shall be made or continued as such, nor shall Kimco have the right to convert any ABR Loans to Eurocurrency Loans.

SECTION 2.9.  Pro Rata Treatment and Payments.  v) Each borrowing by Kimco of Loans and any reduction of the Commitments shall be made pro rata according to the respective Applicable Percentages of the Lenders.  Each payment (including each prepayment) by Kimco on account of principal of and interest on the Loans shall be made pro rata according to the respective outstanding principal amounts of the Loans then held by the Lenders.  If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, towards payment of principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.  All payments

(including prepayments) to be made by Kimco hereunder and under the Notes, whether on account of principal, interest, fees or otherwise, shall be made without setoff or counterclaim and shall be made prior to 12:00 Noon, New York City time on the due date thereof to the Administrative Agent, for the account of the Lenders, at the Administrative Agent’s office specified in Section 10.2 in immediately available funds.  It is understood that, if any payment of principal is made on any day in accordance with the preceding sentence, no interest shall accrue on such day in respect of such principal.  The Administrative Agent shall distribute such payments to the Lenders promptly upon receipt in like funds as received.  If such amount is not made available to any Lender by the Administrative Agent on the same day received, the Administrative Agent shall pay to such Lender, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until the Administrative Agent makes such amount immediately available to such Lender.  If any payment hereunder (other than payments on Eurocurrency Loans) becomes due and payable on a day other than a Business Day, such payment shall be extended to the next succeeding Business Day, and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.  If any payment on a Eurocurrency Loan becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day (and, with respect to any such payments of principal, interest thereon shall be payable at the then applicable rate during such extension) unless the result of such extension would be to extend such payment into another calendar month, in which event such payment shall be made on the immediately preceding Business Day.

(b)

Unless the Administrative Agent shall have been notified in writing by any Lender prior to a borrowing that such Lender will not make the amount that would constitute its share of such borrowing available to the Administrative Agent, the Administrative Agent may assume that such Lender is making such amount available to the Administrative Agent, and the Administrative Agent may, in reliance upon such assumption, make available to Kimco a corresponding amount.  If such amount is not made available to the Administrative Agent by the required time on the Borrowing Date therefor, such Lender shall pay to the Administrative Agent, on demand, such amount with interest thereon at a rate equal to the daily average Federal Funds Effective Rate for the period until such Lender makes such amount immediately available to the Administrative Agent.  A certificate of the Administrative Agent submitted to any Lender with respect to any amounts owing under this Section 2.9(b) shall be conclusive in the absence of manifest error.  If such Lender’s share of such borrowing is not made available to the Administrative Agent by such Lender within three (3) Business Days of such Borrowing Date, the Administrative Agent shall also be entitled to recover such amount with interest thereon at the rate per annum applicable to ABR Loans hereunder, on demand, from Kimco.

SECTION 2.10.  Illegality.  Notwithstanding any other provision herein, if the adoption of or any change in any Requirement of Law or in the interpretation or application thereof shall make it unlawful for any Lender to make or maintain Eurocurrency Loans as contemplated by this Agreement, (a) the commitment of such Lender hereunder to make Eurocurrency Loans, to continue Eurocurrency Loans as such, or to convert ABR Loans to Eurocurrency Loans shall forthwith be cancelled, and (b) such Lender’s Loans then outstanding as Eurocurrency Loans, if any, shall be converted automatically to ABR Loans on the respective last days of the then current Interest Periods with respect to such Loans or within such earlier period as required by law.  If any such conversion of a Eurocurrency Loan occurs on a day which is not the last day of the then current Interest Period with respect thereto, Kimco shall pay to such Lender such amounts, if any, as may be required pursuant to Section 2.13.

SECTION 2.11.  Requirements of Law.  vi) If the adoption of or any change in any Requirement of Law or in the interpretation or application thereof or compliance by any Lender with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the Effective Date:

(i)

shall subject any Lender to any tax of any kind whatsoever with respect to this Agreement, any Note, or any Eurocurrency Loan made by it, or change the basis of taxation of payments to such Lender in respect thereof (except in each case for Non-Excluded Taxes covered by Section 2.12 and changes in the rate of tax on the overall net income of such Lender);

(ii)

shall impose, modify or hold applicable any reserve (except to the extent that such reserve is specifically subject to Section 2.11(c)), special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any relevant office of such Lender which is not otherwise included in the determination of the Eurocurrency Rate; or

(iii)

shall impose on such Lender any other condition;

and the result of any of the foregoing is to increase the cost to such Lender, by an amount which such Lender deems to be material, of making, converting into, continuing or maintaining Eurocurrency Loans or to reduce any amount receivable hereunder in respect thereof, then, in any such case, (x) Kimco shall promptly pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable solely with respect to such Loans and (y) Kimco agrees to pay such Lender, upon its demand, any additional amounts necessary to compensate such Lender for such increased cost or reduced amount receivable with respect to this Agreement generally and not solely with respect to any particular Loans.  If any Lender becomes entitled to claim any additional amounts pursuant to this Section 2.11(a), it shall promptly notify Kimco, through the Administrative Agent, of the event by reason of which it has become so entitled, provided that such amounts shall be no greater than amounts that such Lender is generally charging other borrowers or account parties on loans or letters of credit (as the case may be) similarly situated to Kimco.

(b)

If any Lender shall have determined that the application of any Requirement of Law regarding capital adequacy or compliance by such Lender or any corporation controlling such Lender with any request or directive regarding capital adequacy (whether or not having the force of law) from any Governmental Authority does or shall have the effect of reducing the rate of return on such Lender’s or such corporation’s capital as a consequence of its obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such application or compliance (taking into consideration such Lender’s or such corporation’s policies with respect to capital adequacy and such Lender’s treatment of its Commitment for internal purposes as of the date on which it became a party hereto) by an amount deemed by such Lender to be material, then from time to time, after submission by such Lender to Kimco (with a copy to the Administrative Agent) of a written request therefor (setting forth in reasonable detail the basis for such request), (i) Kimco shall pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation, as the case may be, for such reduction and (ii) Kimco shall  pay to such Lender such additional amount or amounts as will compensate such Lender or such corporation, as the case may be, for such reduction with respect to this Agreement generally and not solely with respect to any particular Loans.

(c)

Kimco agrees to pay to each Lender which requests compensation under this Section 2.11(c) (by notice to Kimco), on the last day of each Interest Period with respect to any Eurocurrency Loan made by such Lender to Kimco, so long as such Lender shall be required to maintain reserves against “Eurocurrency liabilities” under Regulation D of the Board (or, so long as such Lender may be required by the Board or by any other Governmental Authority to maintain reserves against any other category of liabilities which includes deposits by reference to which the interest rate on Eurocurrency Loans is determined as provided in this Agreement or against any category of extensions of credit or other assets of such Lender which includes any Eurocurrency Loans), an additional amount (determined by such Lender and notified to Kimco) representing such Lender’s calculation or, if an accurate calculation is impracticable, reasonable estimate (using such reasonable means of allocation as such Lender shall determine) of the actual costs, if any, incurred by such Lender during such Interest Period, as a result of the applicability of the foregoing reserves to such Eurocurrency Loans, which amount in any event shall not exceed the product of the following for each day of such Interest Period:

(i)

the principal amount of the Eurocurrency Loans made by such Lender to which such Interest Period relates and outstanding on such day; and

(ii)

the difference between (x) a fraction the numerator of which is the Eurocurrency Rate (expressed as a decimal) applicable to such Eurocurrency Loan, and the denominator of which is one (1) minus the maximum rate (expressed as a decimal) at which such reserve requirements are imposed by the Board or other Governmental Authority on such date minus (y) such numerator; and

(iii)

a fraction the numerator of which is one (1) and the denominator of which is 360.

Any Lender which gives notice under this Section 2.11(c) shall promptly withdraw such notice (by written notice of withdrawal given to the Administrative Agent and Kimco) in the event such Lender is no longer required to maintain such reserves or the circumstances giving rise to such notice shall otherwise cease to exist.

(d)

A certificate as to any additional amounts payable pursuant to this Section 2.11 submitted by any Lender, through the Administrative Agent, to Kimco shall be conclusive in the absence of manifest error.  The agreements in this Section 2.11 shall survive the termination of this Agreement, and the payment of the Loans and all other amounts payable hereunder (the date on which all of the foregoing shall have occurred, the “Final Date”), until the first anniversary of the Final Date.  Notwithstanding anything contained in this Section 2.11, Kimco shall not be obligated to pay any greater amounts than such Lender(s) is (are) generally charging other borrowers or account parties on loans or letters of credit (as the case may be) similarly situated to Kimco.

SECTION 2.12.  Taxes.  vii) All payments made by Kimco under this Agreement and the Notes shall be made free and clear of, and without deduction or withholding for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on the Administrative Agent or any Lender as a result of a present or former connection between the Administrative Agent or such Lender and the jurisdiction of the Governmental Authority imposing such tax or any political subdivision or taxing authority thereof or therein (other than any such connection arising solely from the Administrative Agent or such Lender having executed, delivered or performed its obligations or received a payment under, or enforced, this Agreement or the Notes).  If any such non-excluded taxes, levies, imposts, duties, charges, fees, deductions or withholdings (“Non-Excluded Taxes”) are required to be withheld from any amounts payable to the Administrative Agent or any Lender hereunder or under the Notes, the amounts so payable to the Administrative Agent or such Lender shall be increased to the extent necessary to yield to the Administrative Agent or such Lender (after payment of all Non-Excluded Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Agreement and the Notes; provided that for the avoidance of doubt Kimco shall not be required to increase any such amounts payable to any Lender if such Lender fails to comply with the requirements of Section 2.12(b) or 2.12(c), as applicable.  Whenever any Non-Excluded Taxes are payable by Kimco, as promptly as possible thereafter Kimco shall send to the Administrative Agent for its own account or for the account of such Lender a certified copy of an original official receipt received by Kimco showing payment thereof.  If Kimco fails to pay any Non-Excluded Taxes when due to the appropriate taxing authority or fails to remit to the Administrative Agent the required receipts or other required documentary evidence, Kimco shall indemnify the Administrative Agent and the Lenders for any incremental taxes, interest or penalties that may become payable by the Administrative Agent or any Lender as a result of any such failure.  The agreements in this Section 2.12(a) shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

(b)

Each Lender (or Transferee) that is not a citizen or resident of the United States of America, a corporation, partnership or other entity created or organized in or under the laws of the United States of America or any state thereof, or any estate or trust that is subject to federal income taxation regardless of the source of its income (a “Non-U.S. Lender”) shall deliver (on or prior to the Effective Date in the case of any such Person that is a Lender as of the Effective Date) to Kimco and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of either U.S. Internal Revenue Service Form W-8BEN or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest”, a Form W-8BEN, or any subsequent versions thereof or successors thereto (and, if such Non-U.S. Lender delivers a Form W-8BEN, an annual certificate representing under penalty of perjury that such Non-U.S. Lender is not a “bank” for purposes of Section 881(c) of the Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Code) of Kimco and is not a controlled foreign corporation related to Kimco (within the meaning of Section 864(d)(4) of the Code)), properly completed and duly executed by such Non-U.S. Lender claiming complete exemption from, or a reduced rate of, U.S. federal withholding tax on all payments by Kimco under this Agreement and the other Loan Documents.  Such forms shall be delivered by each Non-U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation).  In addition, (i) each Non-U.S. Lender shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Non-U.S. Lender and (ii) each Non-U.S. Lender shall deliver any and all other documentation reasonably requested by Kimco from time to time so as to provide a complete (or the greatest extent possible) exemption from U.S federal withholding tax and any other jurisdiction’s withholding tax on any and all payments under this Agreement and the other Loan Documents.  Each Non-U.S. Lender shall promptly notify Kimco at any time it determines that it is no longer in a position to provide any previously delivered certificate to Kimco (or any other form of certification adopted by the U.S. taxing authorities for such purpose).  Notwithstanding any other provision of this Section 2.12(b), a Non-U.S. Lender shall not be required to deliver any form pursuant to this Section 2.12(b) that such Non-U.S. Lender is not legally able to deliver.

(c)

Each Lender (or Transferee) that is not a Non-U.S. Lender (a “U.S. Lender”) shall deliver (on or prior to the Effective Date in the case of any such Person that is a Lender as of the Effective Date) to Kimco and the Administrative Agent (or, in the case of a Participant, to the Lender from which the related participation shall have been purchased) two copies of U.S. Internal Revenue Service Form W-9 or any subsequent versions thereof or successors thereto, properly completed and duly executed by such U.S. Lender.  Such form shall be delivered by each U.S. Lender on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation).  In addition, (i) each U.S. Lender shall deliver such form promptly upon the obsolescence or invalidity of any form previously delivered by such U.S. Lender and (ii) each U.S. Lender shall deliver any and all other documentation reasonably requested by Kimco from time to time so as to provide a complete (or the greatest extent possible) exemption from U.S. federal withholding tax and any other jurisdiction’s withholding tax on any and all payments under this Agreement and the other Loan Documents.  Notwithstanding any other provision of this Section 2.12(c), a U.S. Lender shall not be required to deliver any form pursuant to this Section 2.12(c) that such U.S. Lender is not legally able to deliver.

SECTION 2.13.  Indemnity.  Kimco agrees to indemnify each Lender and to hold each Lender harmless from any loss or expense (including post-judgment expenses) which such Lender may sustain or incur as a consequence of (a) default by Kimco in making a borrowing of Eurocurrency Loans or in the conversion into or continuation of Eurocurrency Loans after Kimco has given a notice requesting or accepting the same in accordance with the provisions of this Agreement, (b) default by Kimco in making any prepayment after Kimco has given a notice thereof in accordance with the provisions of this Agreement, or (c) the making of a prepayment or conversion of Eurocurrency Loans on a day which is not the last day of an Interest Period with respect thereto.  Such indemnification may, at the option of any Lender, include an amount equal to the excess, if any, of (i) the amount of interest which would have accrued on the amount so prepaid or converted, or not so borrowed, converted or continued, for the period from the date of such prepayment or of such failure to borrow, convert or continue to the last day of the relevant Interest Period (or proposed Interest Period, as the case may be), in each case at the applicable rate of interest for such Loans provided for herein (excluding, however, the Applicable Margin or Margin) over (ii) the amount of interest (as reasonably determined by such Lender) which would have accrued to such Lender on such amount by placing such amount on deposit for a comparable period with leading banks in the interbank Eurocurrency market or other relevant market.  This covenant shall survive the termination of this Agreement, and the payment of the Loans and all other amounts payable hereunder, until the first anniversary of the Final Date.

SECTION 2.14.  Change of Lending Office.  Each Lender and each Transferee agrees that, upon the occurrence of any event giving rise to the operation of Section 2.10, 2.11 or 2.12 with respect to such Lender or Transferee, it will, if requested by Kimco, use reasonable efforts (subject to overall policy considerations of such Lender or Transferee) to designate another lending office for any Loans affected by such event with the object of avoiding the consequences of such event; provided that such designation is made on terms that, in the sole judgment of such Lender or Transferee, cause such Lender or Transferee and its lending office(s) to suffer no economic, legal or regulatory disadvantage, and provided, further, that nothing in this Section 2.14 shall affect or postpone any of the obligations of Kimco or the rights of any Lender or Transferee pursuant to Sections 2.10, 2.11 and 2.12.

SECTION 2.15.  Replacement of Lenders under Certain Circumstances.  Kimco shall be permitted to replace any Lender which (a) requests reimbursement for amounts owing pursuant to Section 2.11 or 2.12, (b) is affected in the manner described in Section 2.10 and as a result thereof any of the actions described in Section 2.10 is required to be taken or (c) defaults in its obligation to make Loans hereunder, with a replacement bank or other financial institution; provided that (i) such replacement does not conflict with any Requirement of Law, (ii) no Event of Default shall have occurred and be continuing at the time of such replacement, (iii) Kimco shall repay (or the replacement bank or institution shall purchase, at par) all Loans and other amounts owing to such replaced Lender prior to the date of replacement, (iv) Kimco shall be liable to such replaced Lender under Section 2.13 if any Eurocurrency Loan owing to such replaced Lender shall be prepaid (or purchased) other than on the last day of the Interest Period or the Maturity Date, as the case may be, relating thereto, (v) the replacement bank or institution, if not already a Lender, and the terms and conditions of such replacement, shall be satisfactory to the Administrative Agent, (vi) the replaced Lender shall be obligated to make such replacement in accordance with the provisions of Section 10.6 (provided that Kimco shall be obligated to pay the registration and processing fee referred to therein), (vii) the replaced Lender shall (except as provided in the following clause (ix)) be released from its obligations under this Agreement, (viii) until such time as such replacement shall be consummated, Kimco shall pay all additional amounts (if any) required pursuant to Section 2.11 or 2.12, as the case may be, and (ix) any such replacement shall not be deemed to be a waiver of any rights which Kimco, the Administrative Agent or any other Lender shall have against the replaced Lender if it defaulted in its obligation to make Loans hereunder.

ARTICLE III

[RESERVED]

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

To induce the Administrative Agent and the Lenders to enter into this Agreement and to make the Loans, Kimco hereby represents and warrants as to itself only, and not as to any other Loan Party (and, solely with respect to the representations and warranties contained in Sections 4.3(b), 4.4, 4.5(b), 4.13, 4.14 and 4.16 (the “Baseline Representations and Warranties”), on the Effective Date and any other Borrowing Date in respect of a specific Subsidiary Guarantor, such Subsidiary Guarantor hereby represents and warrants as to itself), to the Administrative Agent and each Lender that:

SECTION 4.1.  Financial Condition.  The consolidated balance sheet of Kimco and its subsidiaries as at December 31, 2008 and December 31, 2007 and the related consolidated statements of income and of cash flows for the respective fiscal years ended on such dates, reported on by PricewaterhouseCoopers, LLP, copies of which have heretofore been furnished to the Lenders, are complete and correct and present fairly the consolidated financial condition of Kimco and its subsidiaries as at such dates, as applicable and the consolidated results of their operations and their consolidated cash flows for the applicable fiscal year then ended.  All such financial statements, including the related schedules and notes thereto, have been prepared in accordance with GAAP applied consistently throughout the periods involved.  Except as set forth on Schedule 4.1, neither Kimco nor any of the Consolidated Entities has, at the Effective Date, any material Indebtedness, Guarantee Obligation, contingent liability or liability for taxes, or any unusual forward or long-term commitment, including any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto.  Except as set forth on Schedule 4.1, during the period from December 31, 2008 to and including the Effective Date there has been no sale, transfer or other disposition by Kimco or any of the Consolidated Entities of any material part of its business or property and no purchase or other acquisition of any business or property (including any capital stock of any other Person) material in relation to the consolidated financial condition of Kimco and the Consolidated Entities at December 31, 2008.

SECTION 4.2.  No Change.  Since December 31, 2008 there has been no development or event nor any prospective development or event, which has had or could reasonably be expected to have a Material Adverse Effect.

SECTION 4.3.  Corporate Existence; Compliance with Law.  viii) Kimco (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has the corporate power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (iii) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent the failure to be so qualified and in good standing could not, in the aggregate, reasonably be expected to have a Material Adverse Effect, and (iv) is in compliance with all Requirements of Law except to the extent that the failure to comply therewith could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)

Each Subsidiary (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has the corporate (or limited partnership or limited liability company or other form of organization, as applicable) power and authority, and the legal right, to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged, (iii) is duly qualified as a foreign corporation (or limited partnership or limited liability company or other form of organization, as applicable) and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, and (iv) is in compliance with all Requirements of Law except, in the case of clauses (i), (ii), (iii) or (iv) above, as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

SECTION 4.4.  Corporate Power; Authorization; Enforceable Obligations.  Each applicable Loan Party has the corporate (or limited partnership or limited liability company or other form of organization, as applicable) power and authority, and the legal right, to make, deliver and perform each Loan Document to which it is a party and, in the case of Kimco, to borrow hereunder, and each applicable Loan Party has taken all necessary corporate (or limited partnership or limited liability company or other form of organization, as applicable) action to authorize the execution, delivery and performance of each Loan Document to which it is a party and, in the case of Kimco, the borrowings on the terms and conditions of this Agreement.  No consent or authorization of, filing with or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowing hereunder or with the execution, delivery, performance, validity or enforceability of any Loan Document.  Each Loan Document has been duly executed and delivered on behalf of each applicable Loan Party party thereto.  Each Loan Document constitutes a legal, valid and binding obligation of each applicable Loan Party party thereto enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

SECTION 4.5.  No Legal Bar.  ix) The execution, delivery and performance of the Loan Documents and the Borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of Kimco and will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues pursuant to any such Requirement of Law or Contractual Obligation.

(b)

The execution, delivery and performance of the Loan Documents and the Borrowings hereunder and the use of the proceeds thereof will not violate any Requirement of Law or any Contractual Obligation of the applicable Loan Party other than Kimco and will not result in, or require, the creation or imposition of any Lien on any of its properties or revenues pursuant to any such Requirement of Law or Contractual Obligation, except, in each of the foregoing cases, where the same could not reasonably be expected to have a Material Adverse Effect.

SECTION 4.6.  No Material Litigation.  No litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of Kimco, threatened by or against Kimco or any of its Subsidiaries or against any of its or their respective properties or revenues (a) with respect to this Agreement, any of the other Loan Documents or any of the transactions contemplated hereby, or (b) which could reasonably be expected to have a Material Adverse Effect.

SECTION 4.7.  No Default.  Neither Kimco nor any of its Subsidiaries is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect.  No Default or Event of Default has occurred and is continuing.

SECTION 4.8.  Ownership of Property.  Each of Kimco and its Subsidiaries has good record title in fee simple to, or a valid leasehold interest in, all of its material real property, and good title to all of its other material property.

SECTION 4.9.  Intellectual Property.  Kimco and each of its Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, technology, know-how and processes (“Intellectual Property”) necessary for the conduct of its business as currently conducted except for those the failure to own or license which could not reasonably be expected to have a Material Adverse Effect.  No claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property or the validity or effectiveness of any Intellectual Property, nor does Kimco know of any valid basis for any such claim.  The use of such Intellectual Property by Kimco and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that, in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

SECTION 4.10.  No Burdensome Restrictions; Disclosure.  No Requirement of Law or Contractual Obligation of Kimco or any of its Subsidiaries could reasonably be expected to have a Material Adverse Effect.  None of any reports, financial statements, certificates or other information furnished by or on behalf of Kimco to the Administrative Agent, or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, Kimco represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

SECTION 4.11.  Taxes.  Each of Kimco and its Subsidiaries has filed or caused to be filed all tax returns which, to the knowledge of Kimco, are required to be filed and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on it or any of its property by any Governmental Authority (other than any taxes, fees, or other charges the amount or validity of which are currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with GAAP have been provided on the books of Kimco or its Subsidiaries, as the case may be); no tax Lien has been filed, and, to the knowledge of Kimco, no claim is being asserted, with respect to any such tax, fee or other charge.

SECTION 4.12.  Federal Regulations.  No part of the proceeds of any Loan will be used for “purchasing” or “carrying” any “margin stock” within the respective meanings of each of the quoted terms under Regulation U of the Board as now and from time to time hereafter in effect or for any purpose which violates the provisions of the Regulations of the Board.  If requested by the Administrative Agent, Kimco will furnish to the Administrative Agent a statement to the foregoing effect in conformity with the requirements of FR Form U-1 referred to in said Regulation U.

SECTION 4.13.  ERISA.  No Reportable Event has occurred during the five-year period prior to the date on which this representation is made or deemed made with respect to any Plan, and each Plan has complied in all material respects with the applicable provisions of ERISA and the Code.  The present value of all accrued benefits under each Single Employer Plan maintained by Kimco or any Commonly Controlled Entity (based on those assumptions used to fund the Plans) did not, as of the last annual valuation date prior to the date on which this representation is made or deemed made, exceed the value of the assets of such Plan allocable to such accrued benefits.  Neither Kimco nor any Commonly Controlled Entity has had a complete or partial withdrawal from any Multiemployer Plan, and neither Kimco nor any Commonly Controlled Entity would become subject to any liability under ERISA if Kimco or any such

Commonly Controlled Entity were to withdraw completely from all Multiemployer Plans as of the valuation date most closely preceding the date on which this representation is made or deemed made.  No such Multiemployer Plan is in Reorganization or Insolvent.  The present value (determined using actuarial and other assumptions which are reasonable in respect of the benefits provided and the employees participating) of the liability of Kimco and each Commonly Controlled Entity for post retirement benefits to be provided to their current and former employees under Plans which are welfare benefit plans (as defined in Section 3(1) of ERISA) equals or exceeds the assets under all such Plans allocable to such benefits.

SECTION 4.14.  Investment Company Act; Other Regulations.  Kimco is not an “investment company”, or a company “controlled” by an “investment company”, within the meaning of the Investment Company Act of 1940, as amended.  Kimco is not subject to regulation under any Federal or State statute or regulation which limits its ability to incur Indebtedness.

SECTION 4.15.  [Reserved]

SECTION 4.16.  Purpose.  The proceeds of the Loans shall be used by Kimco for general corporate purposes.

SECTION 4.17.  Environmental Matters.  Each of the following representations and warranties is true and correct on and as of the Effective Date except to the extent that the facts and circumstances giving rise to any such failure to be so true and correct, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

(a)

To the best knowledge of Kimco, the Properties do not contain, and have not previously contained, any Materials of Environmental Concern in amounts or concentrations which constitute or constituted a violation of, or could reasonably give rise to liability under, Environmental Laws.

(b)

To the best knowledge of Kimco, the Properties and all operations at the Properties are in compliance, and have in the last two years been in compliance, with all applicable Environmental Laws, and there is no contamination at, under or about the Properties, or violation of any Environmental Law with respect to the Properties.

(c)

Neither Kimco nor any of its Subsidiaries has received any notice of violation, alleged violation, non-compliance, liability or potential liability regarding environmental matters or compliance with Environmental Laws with regard to any of the Properties, nor does Kimco have knowledge or reason to believe that any such notice will be received or is being threatened.

(d)

To the best knowledge of Kimco, Materials of Environmental Concern have not been transported or disposed of from the Properties in violation of, or in a manner or to a location which could reasonably give rise to liability under, Environmental Laws, nor have any Materials of Environmental Concern been generated, treated, stored or disposed of at, on or under any of the Properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Laws.

(e)

No judicial proceeding or governmental or administrative action is pending, or, to the knowledge of Kimco, threatened, under any Environmental Law to which Kimco or any of its Subsidiaries is or, to the knowledge of Kimco, will be named as a party with respect to the Properties, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative of judicial requirements outstanding under any Environmental Law with respect to the Properties.

(f)

To the best knowledge of Kimco, there has been no release or threat of release of Materials of Environmental Concern at or from the Properties, or arising from or related to the operations of Kimco and its Subsidiaries in connection with the Properties in violation of or in amounts or in a manner that could give rise to liability under Environmental Laws.

SECTION 4.18.  Insurance.  Kimco and each Subsidiary maintains with insurance companies rated at least A- by A.M. Best & Co., with premiums at all times currently paid, insurance upon fixed assets and inventories, including public liability insurance, fire and all other risks insured against by extended coverage, fidelity bond coverage, business interruption insurance, and all insurance required by law, all in form and amounts required by law and customary to the respective natures of their businesses and properties, except in cases where failure to maintain such insurance will not have or potentially have a Material Adverse Effect.

SECTION 4.19.  Condition of Properties.  Each of the following representations and warranties is true and correct except to the extent that the facts and circumstances giving rise to any such failure to be so true and correct, in the aggregate, could not reasonably be expected to have a Material Adverse Effect:

(a)

All of the improvements located on the Properties and the use of said improvements comply and shall continue to comply in all respects with all applicable zoning resolutions, building codes, subdivision and other similar applicable laws, rules and regulations and are covered by existing valid certificates of occupancy and all other certificates and permits required by applicable laws, rules, regulations and ordinances or in connection with the use, occupancy and operation thereof.

(b)

No material portion of any of the Properties, nor any improvements located on said Properties that are material to the operation, use or value thereof, have been damaged in any respect as a result of any fire, explosion, accident, flood or other casualty.

(c)

No condemnation or eminent domain proceeding has been commenced or to the knowledge of Kimco is about to be commenced against any portion of any of the Properties, or any improvements located thereon that are material to the operation, use or value of said Properties except as set forth and described in Schedule 4.19.

(d)

No notices of violation of any federal, state or local law or ordinance or order or requirement have been issued with respect to any Properties.

SECTION 4.20.  Benefit of Loans.  Kimco and each Subsidiary are engaged as an integrated corporate group in the business of acquiring, owning, developing and operating shopping centers and of providing the required services and other facilities for those integrated operations.  Kimco and each Subsidiary require financing on such a basis that funds can be made available to Kimco and each Subsidiary to the extent required for the continued operation of their integrated activities and each of them expects to derive benefits, directly or indirectly, in return for undertaking their respective obligations under this Agreement and the other Loan Documents, both individually and as members of the integrated group.

SECTION 4.21.  REIT Status.  Kimco is an equity-oriented real estate investment trust under Sections 856 through 860 of the Code.

SECTION 4.22.  Solvency.  On the Effective Date and on any other Borrowing Date, after giving effect to the transactions contemplated by the Loan Documents occurring on such date, Kimco is Solvent.

ARTICLE V

CONDITIONS

SECTION 5.1.  Conditions to Effectiveness / Effective Date.  The effectiveness of this Agreement and the availability of the Loans hereunder, is subject to the satisfaction of the following conditions (or the waiver of such conditions in accordance with Section 10.1):

(a)

Credit Agreement.  The Administrative Agent shall have received from each party hereto either (i) a counterpart of this Agreement signed on behalf of such party or (ii) written evidence satisfactory to the Administrative Agent (which may include telecopy or other electronic transmission of a signed signature page of this Agreement) that such party has signed a counterpart of this Agreement.

(b)

No Material Adverse Effect.  There shall not have occurred or become known to the Lenders or the Lead Arrangers any material adverse condition or material adverse change in or affecting the business, operations, property or financial condition of Kimco and its Subsidiaries, taken as a whole.

(c)

Governmental Approvals.  All governmental and third party approvals necessary or, in the discretion of the Administrative Agent, advisable in connection with the financing contemplated hereby and the continuing operations of Kimco and its Subsidiaries shall have been obtained and be in full force and effect.

(d)

Financial Statements.  The Lenders shall have received unqualified audited consolidated financial statements of Kimco for the fiscal years ended December 31, 2008 and December 31, 2007, prepared in accordance with GAAP.

(e)

Subsidiary Guarantee.  The Administrative Agent shall have received a duly executed Subsidiary Guarantee from each of the Subsidiary Guarantors listed on Schedule 10.10.

(f)

Closing Fees, Expenses, etc.  The Administrative Agent shall have received for its own account or for the account of each Lender, as the case may be, all fees, costs and expenses due and payable pursuant to Section 2.5 and, if then invoiced, Section 10.5.

(g)

[Reserved]

(h)

Legal Opinion.  The Administrative Agent shall have received, with a counterpart for the Administrative Agent and each Lender, the executed legal opinion of Robert Schulman, Esq., counsel to the Loan Parties, substantially in the form of Exhibit D.  Kimco hereby request such counsel to deliver such opinion.

(i)

Notes.  The Administrative Agent shall have received from Kimco a signed Note for the account of each Lender that notified the Administrative Agent and Kimco of its request for such Note(s).

(j)

Closing Certificates.  The Administrative Agent shall have received a certificate from a Responsible Officer of (i) Kimco and (ii) each of the Subsidiary Guarantors listed on Schedule 10.10 dated the Effective Date, substantially in the form of Exhibit E-1 (in the case of Kimco) and Exhibit E-2 (in the case of the Subsidiary Guarantors), (i) in the case of Kimco, confirming compliance with the conditions specified in this Section 5.1 and, (ii) in each case, certifying, among other things, as to the names and offices of the Persons authorized to sign the Loan Documents to be delivered pursuant to the terms hereof by each Loan Party, together with the signatures of each such Person and a certificate of another Responsible Officer, certifying as to the name, office, and signature of such first Responsible Officer.

(k)

Organizational Documents, Etc.  The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of Kimco and each Subsidiary Guarantor, and the authorization of Kimco and each Subsidiary Guarantor in respect of the transactions contemplated by this Agreement or the other Loan Documents, all in form and substance reasonably satisfactory to the Administrative Agent, certified to be true, correct and complete by a Responsible Officer of Kimco and each Subsidiary Guarantor as of the Effective Date.

(l)

Patriot Act.  The Administrative Agent shall have completed any required Patriot Act compliance, the results of which shall be reasonably satisfactory to the Administrative Agent.

(m)

Representations and Warranties.  Each of the representations and warranties made by Kimco and each of the Subsidiary Guarantors in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of such date as if made on and as of such date except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date.

(n)

No Default.  No Default or Event of Default shall have occurred and be continuing on such date or after giving effect to the extension of credit requested to be made on such date.

The Borrowing by Kimco on or about the Effective Date hereunder shall constitute a representation and warranty, as of the date of such Borrowing, by Kimco in all cases that the conditions contained in  clauses (m) and (n) have been satisfied.  The Administrative Agent shall notify Kimco and the Lenders of the Effective Date, and such notice shall be conclusive and binding.

ARTICLE VI

AFFIRMATIVE COVENANTS

So long as any Loan remains outstanding and unpaid or any other amount is owing to any Lender or the Administrative Agent hereunder, Kimco hereby agrees as set forth in Sections 6.1 through 6.8 and agrees to cause each applicable Subsidiary Guarantor as set forth in Section 6.9 that:

SECTION 6.1.  Financial Statements.  Kimco shall furnish to the Administrative Agent (with sufficient copies for each Lender):

(a)

as soon as available, but in any event within 90 days after the end of each fiscal year of Kimco, a copy of the consolidated balance sheet of Kimco and its subsidiaries as at the end of such year and the related consolidated statements of income and retained earnings and of cash flows of Kimco and its subsidiaries for such year, setting forth in each case in comparative form the figures as of the end of and for the previous year, reported on without a “going concern”

or like qualification or exception, or qualification arising out of the scope of the audit, by PricewaterhouseCoopers, LLP or other independent certified public accountants of nationally recognized standing; and

(b)

as soon as available, but in any event not later than 45 days after the end of each of the first three (3) quarterly periods of each fiscal year of Kimco, the unaudited consolidated balance sheet of Kimco and its subsidiaries as at the end of such quarter and the related unaudited consolidated statements of income and retained earnings and of cash flows of Kimco and its subsidiaries for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the corresponding date or period, as the case may be, in the previous year, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments);

all such financial statements shall be complete and correct in all material respects and shall be prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods (except as approved by such accountants or officer, as the case may be, and disclosed therein).

The Administrative Agent shall make available to the Lenders (which the Administrative Agent may effect by electronic posting) the materials furnished to it pursuant to this Section.

SECTION 6.2.  Certificates; Other Information.  Kimco shall furnish to the Administrative Agent (with sufficient copies for each Lender (in the case of clauses (b)-(c) below) or each relevant Lender (in the case of clause (e) below)):

(a)

[reserved];

(b)

concurrently with the delivery of the financial statements referred to in Sections 6.1(a) and 6.1(b), a compliance certificate of a Responsible Officer of Kimco substantially in the form of Exhibit F;

(c)

within ten (10) days after the same are sent, copies of all financial statements and reports which Kimco sends to its stockholders, and within ten (10) days after the same are filed, copies of all financial statements, reports or other documents which Kimco may make to, or file with, the Securities and Exchange Commission or any successor or analogous Governmental Authority;

(d)

[reserved]; and

(e)

promptly, upon request of the Administrative Agent, a list of all Entities, and such additional financial information, information with respect to any Property and other information as any Lender may from time to time reasonably request (through the Administrative Agent).

The Administrative Agent shall make available to the Lenders (which the Administrative Agent may effect by electronic posting) the materials furnished to it pursuant to this Section.

SECTION 6.3.  Payment of Obligations.  Kimco shall pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its obligations of whatever nature, except (a) where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and reserves in conformity with GAAP with respect thereto have been provided on the books of Kimco or (b) (i) Non-Recourse Indebtedness and (ii) other obligations which aggregate not more than $50,000,000, in each case to the extent that Kimco has determined in good faith that it is in its best interests not to pay or contest such Non-Recourse Indebtedness or such other obligations, as the case may be.

SECTION 6.4.  Maintenance of Existence, etc.  Kimco shall:

(a)

Preserve, renew and keep in full force and effect its corporate existence and take all reasonable action to maintain all rights, privileges and franchises necessary or desirable in the normal conduct of its business except as otherwise permitted pursuant to Section 7.2.

(b)

Comply with all Contractual Obligations and Requirements of Law except to the extent that failure to comply therewith could not, in the aggregate, be reasonably expected to have a Material Adverse Effect.

SECTION 6.5.  Maintenance of Property; Insurance.  Kimco shall keep all property useful and necessary in its business in good working order and condition; maintain insurance with financially sound and reputable insurance companies rated at least A- by A.M. Best & Co. on all of its property in at least such amounts and against at least such risks (but including in any event public liability, product liability and business interruption) as are usually insured against in the same general area by companies engaged in the same or a similar business; and furnish to each Lender, upon written request, full information as to the insurance carried.

SECTION 6.6.  Inspection of Property; Books and Records; Discussions.  Kimco shall keep proper books of records and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities; and permit representatives of any Lender to visit and inspect any of its properties and examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired and to discuss the business, operations, properties and financial and other condition of Kimco and its Subsidiaries with officers and employees of Kimco and its Subsidiaries and with its independent certified public accountants.

SECTION 6.7.  Notices.  Kimco shall promptly give notice to the Administrative Agent and each Lender of:

(a)

the occurrence of any Default or Event of Default;

(b)

any (i) default or event of default under any Contractual Obligation of Kimco or any of its Subsidiaries or (ii) litigation, investigation or proceeding which may exist at any time between Kimco or any of its Subsidiaries and any Governmental Authority, which in either case, if not cured or if adversely determined, as the case may be, could reasonably be expected to have a Material Adverse Effect;

(c)

any litigation or administrative or other proceeding affecting Kimco or any of its Subsidiaries in which the amount involved is $50,000,000 or more on an individual basis (or $100,000,000 or more in the aggregate together with all other such litigations or administrative or other proceedings affecting Kimco or any of its Subsidiaries) and not covered by insurance or in which material injunctive or similar relief is sought, or the occurrence in respect of any Subsidiary Guarantor of any case, proceeding, event, or circumstance of the nature set forth in paragraph (f) of Article VIII;

(d)

the following events, as soon as possible and in any event within 30 days after Kimco knows or has reason to know thereof:  (i) the occurrence or expected occurrence of any Reportable Event with respect to any Plan, a failure to make any required contribution to a Plan, the creation of any Lien in favor of the PBGC or a Plan or any withdrawal from, or the termination, Reorganization or Insolvency of, any Multiemployer Plan or (ii) the institution of proceedings or the taking of any other action by the PBGC or Kimco or any Commonly Controlled Entity or any Multiemployer Plan with respect to the withdrawal from, or the terminating, Reorganization or Insolvency of, any Plan; and

(e)

any development or event which has had or could reasonably be expected to have a Material Adverse Effect.

Each notice pursuant to this Section 6.7 shall be accompanied by a statement of a Responsible Officer of Kimco setting forth details of the occurrence referred to therein and stating what action Kimco proposes to take with respect thereto.

The Administrative Agent shall promptly forward to the Lenders (which the Administrative Agent may effect by electronic posting) any written notice hereunder furnished to it pursuant to this Section.

SECTION 6.8.  Environmental Laws.  Kimco shall:

(a)

Comply with, and use its best efforts to ensure compliance by all tenants and subtenants, if any, with, all applicable Environmental Laws and obtain and comply with and maintain, and use its best efforts to ensure that all tenants and subtenants obtain and comply with and maintain, any and all licenses, approvals, notifications, registrations or permits required by applicable Environmental Laws, except to the extent that failure to do so could not be reasonably expected to have a Material Adverse Effect.

(b)

Conduct and complete all investigations, studies, sampling and testing, and all remedial, removal and other actions required under Environmental Laws and promptly comply in all material respects with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws, except to the extent that (i) the same are being contested in good faith by appropriate proceedings and the pendency of such proceedings could not be reasonably expected to have a Material Adverse Effect or (ii) Kimco has determined in good faith that contesting the same is not in the best interests of Kimco and its Subsidiaries and the failure to contest the same could not be reasonably expected to have a Material Adverse Effect.

(c)

Defend, indemnify and hold harmless the Administrative Agent and each Lender, and their respective employees, agents, officers and directors, from and against any claims, demands, penalties, fines, liabilities, settlements, damages, costs and expenses (whether arising pre-judgment or post-judgment) of whatever kind or nature known or unknown, contingent or otherwise, arising out of, or in any way relating to the violation of, noncompliance with or liability under any Environmental Laws applicable to the operations of Kimco, its Subsidiaries or the Properties, or any orders, requirements or demands of Governmental Authorities related thereto, including attorney’s and consultant’s fees, investigation and laboratory fees, response costs, court costs and litigation expenses, except to the extent that any of the foregoing arise out of the gross negligence or willful misconduct of the party seeking indemnification therefor.  Notwithstanding anything to the contrary in this Agreement, this indemnity shall continue in full force and effect regardless of the termination of this Agreement.

SECTION 6.9.  Baseline Conditions.  Each Subsidiary Guarantor shall at all times comply with the Baseline Conditions in all material respects and in the event any Subsidiary Guarantor fails, at any time, to comply with any of the Baseline Conditions in any material respect, such Subsidiary Guarantor shall (i) notwithstanding any provision of this Agreement to the contrary, cease to be an Obligated Property Owner for all purposes of this Agreement, and (ii) continue as a Subsidiary Guarantor unless released as provided in Section 10.10(d) (it being understood that the provisions of clause (i) and (ii) shall be the sole consequences to Kimco and the Subsidiary Guarantors of a Subsidiary Guarantor’s failure to comply with the Baseline Conditions).

ARTICLE VII

NEGATIVE COVENANTS

So long as any Loan remains outstanding and unpaid or any other amount is owing to any Lender or the Administrative Agent hereunder, Kimco hereby agrees that:

SECTION 7.1.  Financial Covenants.  Kimco shall not directly or indirectly:

(a)

Total Indebtedness Ratio.  Permit, at the last day of any Test Period, the ratio of (i) Total Indebtedness as of such day to (ii) Gross Asset Value as of such day to exceed 0.60 to 1.00 (or 0.65 to 1.00 for a period not to exceed 270 consecutive days in the event that during the applicable period Kimco or one of the Consolidated Entities has incurred Indebtedness in connection with Major Acquisitions).

(b)

Total Priority Indebtedness Ratio.  Permit, at the last day of any Test Period, the ratio of (i) Total Priority Indebtedness as of such day to (ii) Gross Asset Value as of such day to exceed 0.35 to 1.00.

(c)

[Reserved]

(d)

[Reserved]

(e)

Unsecured Interest Expense Ratio.  Permit, for any Test Period, the ratio of (i) Unencumbered Assets NOI for such period to (ii) Total Unsecured Interest Expense for such period to be less than 1.75 to 1.00.

(f)

Fixed Charge Coverage Ratio.  Permit, for any Test Period, the ratio of Total Adjusted EBITDA for such period to Total Debt Service for such period to be less than 1.50 to 1.00.  Solely for the purpose of calculating the ratio in this clause (f), Total Adjusted EBITDA (i) shall include cash flow distributions (other than distributions in respect of capital transactions) from Noncontrolled Entities (“Noncontrolled Entity Operating Cash Flow”), provided that Noncontrolled Entity Operating Cash Flow distributed during the most recent twelve-month period in respect of any Noncontrolled Entity shall be included, without duplication, only to the extent of 50% of the amount of such distributions made in such twelve-month period, and (ii) shall be increased by the amounts excluded pursuant to clauses (iv), (v) and (vi) of the definition of the term “Total Adjusted EBITDA”.

Solely for the purposes of this Section 7.1:  direct or indirect reference to EBITDA, NOI, Indebtedness and debt service (and items thereof, when applicable) with respect to the Entities, when included, shall be included only to the extent of the Ownership Percentage therein, except as otherwise specifically provided.

SECTION 7.2.  Limitation on Certain Fundamental Changes.  Neither Kimco nor any of its Subsidiaries shall, directly or indirectly:  (a) enter into any merger (except as described in Schedule 7.2), consolidation or amalgamation, (b) liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), or (c) convey, sell, lease, assign, transfer or otherwise dispose of, all or a substantial portion of its property, business or assets (each such transaction referred to in the preceding clauses (a), (b) and (c), a “Capital Transaction”), unless (i) such Capital Transaction does not involve all or a substantial portion of the property, business or assets owned or leased by Kimco and its Subsidiaries determined on a consolidated basis with respect to Kimco and its Subsidiaries taken as a whole, (ii) there is no Default or Event of Default, before and after giving effect to such Capital Transaction (including any changes resulting from recharacterization of Unencumbered Property), and (iii) without limiting the foregoing, Kimco is in compliance with all covenants under Section 7.1 after giving effect to such Capital Transaction (including any changes resulting from recharacterization of Unencumbered Property), and would have been in compliance therewith for the most recent Test Period if such Capital Transaction had been given effect (including any changes resulting from recharacterization of Unencumbered Property) during such Test Period; provided that Kimco may not engage in a Capital Transaction other than a merger as to which it is the surviving entity; provided, further, that, notwithstanding the foregoing, (x) any Subsidiary may merge with a Loan Party so long as the surviving entity is a Loan Party, (y) any Subsidiary may liquidate, wind up or dissolve itself so long as such Subsidiary’s assets are transferred to a Loan Party and (z) any Subsidiary may convey, sell, lease, assign, transfer or otherwise dispose of any of its assets to a Loan Party.

SECTION 7.3.  [Reserved]

SECTION 7.4.  Limitation on Investments, Loans and Advances.  Neither Kimco nor any of its Subsidiaries shall, directly or indirectly, make any advance, loan, extension of credit or capital contribution to any Person, or purchase any stock, bonds, notes, debentures or other securities of or any assets constituting a business unit of, or otherwise make any investment in, any Person, or acquire or otherwise make any investment in any real property (collectively, “Investments”), if, after giving effect thereto, the aggregate amount of Investments (valued at cost) made in Noncontrolled Entities from and after the date of this Agreement would exceed 30% of Gross Asset Value.

SECTION 7.5.  Limitation on Transactions with Affiliates.  Neither Kimco nor any of its Subsidiaries shall, directly or indirectly, enter into any transaction, including any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless (a) no Default or Event of Default would occur as a result thereof and (b) such transaction is (i) in the ordinary course of the business of any Loan Party that is a party thereto and (ii) upon fair and reasonable terms no less favorable to any Loan Party that is a party thereto or is affected thereby than would be obtained in a comparable arm’s length transaction with a Person that is not an Affiliate.

SECTION 7.6.  Limitation on Changes in Fiscal Year.  Kimco shall not cause or permit its fiscal year to end on a day other than December 31, unless otherwise required by any applicable law, rule or regulation.

SECTION 7.7.  Limitation on Lines of Business; Issuance of Commercial Paper; Creation of Subsidiaries; Negative Pledges; Swap Agreements.  Neither Kimco nor any of its Subsidiaries shall, directly or indirectly:

(a)

Engage in activities other than real estate business and real estate related business activities, and in activities permitted for real estate investment trusts under the Code (including through taxable REIT subsidiaries).

(b)

Issue any commercial paper in an aggregate principal amount exceeding the aggregate unused and available commitments under any revolving credit facility (other than the revolving commitments under the Existing Credit Agreement) entered into by Kimco and not prohibited by this Agreement.  For the purposes of this paragraph, commitments shall be deemed to be available to the extent that, on any date of determination, assuming timely delivery of a borrowing notice by the applicable borrower, the lender(s) thereunder would be obligated to fund loans pursuant thereto.

(c)

Enter into with any Person, or suffer to exist, any agreement, other than (i) this Agreement and the other Loan Documents, or (ii) any agreements governing any purchase money Liens, Financing Leases or mortgage financings not prohibited by this Agreement (in which cases, any prohibition or limitation referred to below shall only be effective against the assets financed thereby) which, in any such case, prohibits or limits the ability of Kimco or any of its Subsidiaries to create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired.

(d)

Enter into any Swap Agreement, except Swap Agreements entered into in the ordinary course of business (not for purposes of speculation) to hedge or mitigate risks, including those related to interest rates or currency exchange rates, to which Kimco or such Subsidiary is exposed in the conduct of its business or the management of its liabilities.

ARTICLE VIII

EVENTS OF DEFAULT

If any of the following events shall occur and be continuing:

(a)

Kimco shall fail to pay any principal of any Loan when due in accordance with the terms thereof or hereof; or Kimco shall fail to pay any interest on any Loan or any other amount payable hereunder, within five (5) Business Days after any such interest or other amount becomes due in accordance with the terms thereof or hereof; or

(b)

Any representation or warranty made or deemed made by Kimco herein or in any other Loan Document or which is contained in any certificate, document or financial or other statement furnished by it at any time under or in connection with this Agreement or any other Loan Document shall prove to have been incorrect in any material respect on or as of the date made or deemed made or furnished; or

(c)

There shall be any default in the observance or performance of any agreement contained in Section 6.7(a) or Article VII; or

(d)

Kimco shall default in the observance or performance of any other agreement contained in this Agreement or any other Loan Document (other than as provided in paragraphs (a) through (c) of this Article), and such default shall continue unremedied for a period of 30 days after notice from the Administrative Agent or the Required Lenders; or

(e)

Kimco or any Subsidiary of Kimco shall (i) default in making any payment of any principal of any Indebtedness (including any Guarantee Obligation, but excluding any Non-Recourse Indebtedness) on the scheduled or original due date with respect thereto; or (ii) default in making any payment of any interest on any such Indebtedness beyond the period of grace, if any, provided in the instrument or agreement under which such Indebtedness was created; or (iii)

default in the observance or performance of any other agreement or condition relating to any such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event shall occur or condition exist, the effect of which default or other event or condition is to cause, or to permit the holder or beneficiary of such Indebtedness (or a trustee or agent on behalf of such holder or beneficiary) to cause, with the giving of notice if required, such Indebtedness to become due prior to its stated maturity or (in the case of any such Indebtedness constituting a Guarantee Obligation) to become payable; provided that a default, event or condition described in clause (i), (ii) or (iii) of this paragraph (e) shall not at any time constitute an Event of Default under this Agreement unless, at such time, one or more defaults, events or conditions of the type described in clauses (i), (ii) and (iii) of this paragraph (e) shall have occurred and be continuing with respect to Indebtedness the outstanding principal amount of which exceeds in the aggregate $50,000,000 (calculated, in the case of Indebtedness of an Unconsolidated Entity, by multiplying the amount of such Indebtedness by the percentage of Kimco’s direct or indirect equity interest in such Unconsolidated Entity); or

(f)

(i) Kimco shall commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian, conservator or other similar official for it or for all or any substantial part of its assets, or Kimco shall make a general assignment for the benefit of its creditors; or (ii) there shall be commenced against Kimco any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of an order for relief or any such adjudication or appointment or (B) remains undismissed, undischarged or unbonded for a period of 60 days; or (iii) there shall be commenced against Kimco any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or any substantial part of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, or stayed or bonded pending appeal within 60 days from the entry thereof; or (iv) Kimco shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts set forth in clause (i), (ii), or (iii) above; or (v) Kimco shall generally not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due; or

(g)

(i) Any Person shall engage in any “prohibited transaction” (as defined in Section 406 of ERISA or Section 4975 of the Code) involving any Plan, (ii) any “accumulated funding deficiency” (as defined in Section 302 of ERISA), whether or not waived, shall exist with respect to any Plan or any Lien in favor of the PBGC or a Plan shall arise on the assets of Kimco or any Commonly Controlled Entity, (iii) a Reportable Event shall occur with respect to, or proceedings shall commence to have a trustee appointed (or a trustee shall be appointed) to administer, or to terminate, any Single Employer Plan, which Reportable Event or commencement of proceedings or appointment of a trustee is, in the reasonable opinion of the Required Lenders, likely to result in the termination of such Plan for purposes of Title IV of ERISA, (iv) any Single Employer Plan shall terminate for purposes of Title IV of ERISA, (v) Kimco or any Commonly Controlled Entity shall, or is, in the reasonable opinion of the Required Lenders, likely to, incur any liability in connection with a withdrawal from, or the Insolvency or Reorganization of, a Multiemployer Plan or (vi) any other event or condition shall occur or exist with respect to a Plan; and in each case in clauses (i) through (vi) above, such event or condition, together with all other such events or conditions, if any, could reasonably be expected to have a Material Adverse Effect; or

(h)

One or more judgments or decrees shall be entered against Kimco or any Entity involving in the aggregate a liability (not paid or fully covered by insurance) of $50,000,000 or more (excluding Non-Recourse Indebtedness) (calculated, in the case of a judgment or decree against an Unconsolidated Entity, by multiplying the amount of such judgment or decree by the percentage of Kimco’s direct or indirect equity interest in such Unconsolidated Entity), and all such judgments or decrees shall not have been vacated, discharged, stayed or bonded pending appeal within 60 days from the entry thereof; or

(i)

[reserved]; or

(j)

Kimco shall cease, for any reason, to maintain its status as an equity-oriented real estate investment trust under Sections 856 through 860 of the Code; or

(k)

At any time Kimco or any Subsidiary of Kimco shall be required to take any actions in respect of environmental remediation and/or environmental compliance, the aggregate expenses, fines, penalties or other charges with respect to which are recourse to Kimco and, in the judgment of the Required Lenders, could reasonably be expected to exceed $50,000,000; provided that any such remediation or compliance shall not be taken into consideration for the purposes of determining whether an Event of Default has occurred pursuant to this paragraph (k) if (i) such remediation or compliance is being contested by Kimco or the applicable Subsidiary in good faith by appropriate proceedings or (ii) such remediation or compliance is satisfactorily completed within 90 days from the date on which Kimco or the applicable Subsidiary receives notice that such remediation or compliance is required, unless such remediation or compliance cannot reasonably be completed within such 90 day period in which case such time period shall be extended for a period of time reasonably necessary to perform such compliance or remediation using diligent efforts (not to exceed 180 days if the continuance of such remediation or compliance beyond such 180 day period, in the judgment of the Required Lenders, could reasonably be expected to have a Material Adverse Effect); or

(l)

a Change in Control shall occur;

then, and in any such event, (A) if such event is an Event of Default specified in paragraph (f) above, automatically the Commitments shall immediately terminate and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes shall immediately become due and payable, and (B) if such event is any other Event of Default, the Administrative Agent may, or upon the request of the Required Lenders the Administrative Agent shall, by notice to Kimco, declare the Commitments to be terminated and the Loans hereunder (with accrued interest thereon) and all other amounts owing under this Agreement and the Notes to be due and payable forthwith, whereupon the same shall immediately become due and payable.

Except as expressly provided above in this Article, presentment, demand, protest and all other notices of any kind are hereby expressly waived.

ARTICLE IX

THE AGENTS

SECTION 9.1.  The Agents.  For purposes of this Section 9.1 and Section 10.6, the term “Related Parties” shall mean, with respect to any specified Person, (i) any Person that directly, or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with such specified Person, and (ii) the respective directors, officers, employees, agents and advisors of such specified Person and of any other Person referred to in the preceding clause (i).

(a)

Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such actions and powers as are reasonably incidental thereto.

(b)

The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and each Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with such bank (an “Administrative Agent Affiliate”) may accept deposits from, lend money to and generally engage in any kind of business with any Loan Party or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

(c)

The Administrative Agent shall not have any duties or obligations except those expressly set forth herein.  Without limiting the generality of the foregoing, (i) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing, (ii) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided herein), and (iii) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Kimco or any of its Subsidiaries that is communicated to or obtained by the bank serving as Administrative Agent or any of its Administrative Agent Affiliates in any capacity.  The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided herein) or in the absence of its own gross negligence or willful misconduct.  The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default other than nonpayment of principal or interest unless and until written notice thereof is given to the Administrative Agent by Kimco or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or under any other Loan Document or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or in any other Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document, or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article V or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

(d)

The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person.  The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon.  The Administrative Agent may consult with legal counsel (who may be counsel for Kimco), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

(e)

The Administrative Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent.  The Administrative Agent and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties.  The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

(f)

Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders and Kimco.  By the Required Lenders’ giving at least thirty (30) Business Days prior written notice to the Administrative Agent and Kimco, the Administrative Agent may be removed, by action of the Required Lenders (excluding the bank serving as Administrative Agent (the “Agent Bank”)), (i) at any time for gross negligence or willful misconduct, as determined by the Required Lenders (excluding for such determination the Agent Bank), or (ii) in the event that the Agent Bank, in its capacity as a Lender, shall have assigned all of its outstanding Loans to another bank, financial institution or other entity pursuant to Section 10.6, and at the end of such thirty (30) Business Day period the Agent Bank shall be deemed discharged from its duties and obligations as Administrative Agent hereunder and under any other Loan Documents.  Upon any such resignation or removal, the Required Lenders shall have the right, in consultation with Kimco, to appoint a successor.  In the case of resignation by the Administrative Agent, if no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or a Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with any such bank.  Upon the acceptance of its appointment as Administrative Agent hereunder by a successor to an Administrative Agent, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under any other Loan Documents.  The fees payable by Kimco to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between Kimco and such successor.  After the Administrative Agent’s resignation or removal hereunder, the provisions of this Article, including Section 9.2, shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Administrative Agent.

(g)

Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document, any related agreement or any document furnished hereunder or thereunder.

SECTION 9.2.  Indemnification.  The Lenders agree to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by Kimco and without limiting the obligation of Kimco to do so), ratably according to their respective Applicable Percentages of the Commitments in effect on the date on which indemnification is sought under this Section 9.2 (or, if indemnification is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with their Applicable Percentages immediately prior to such date), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including at any time following the payment of the Loans and regardless of whether pre-judgment or post-judgment) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent resulting solely from the Administrative Agent’s gross negligence or willful misconduct.  The agreements in this Section 9.2 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

SECTION 9.3.  The Syndication Agents, Documentation Agents, Lead-Arrangers, and Bookrunners.  Each of the Syndication Agents, Documentation Agents, Bookrunners and Lead Arrangers referred to on the cover of this Agreement in its capacity as such shall have no rights, duties or responsibilities hereunder, nor any fiduciary relationship with any party hereto, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Syndication Agents, Documentation Agents, Bookrunners or Lead Arrangers in their respective capacities as such.

ARTICLE X

MISCELLANEOUS

SECTION 10.1.  Amendments and Waivers.  Neither this Agreement nor any other Loan Document, nor any terms hereof or thereof, may be amended, supplemented or modified except in accordance with the provisions of this Section 10.1 or Section 10.21.  The Required Lenders may, or, with the written consent of the Required Lenders, the Administrative Agent may, from time to time, (a) enter into with the relevant Loan Parties written amendments, supplements or modifications hereto and to the other Loan Documents for the purpose of adding any provisions to this Agreement or the other Loan Documents or changing in any manner the rights of the Lenders or of the Loan Parties hereunder or thereunder or (b) waive, on such terms and conditions as the Required Lenders or the Administrative Agent, as the case may be, may specify in such instrument, any of the requirements of this Agreement or the other Loan Documents or any Default or Event of Default and its consequences; provided that no such waiver and no such amendment, supplement or modification shall (i) reduce the amount or extend the scheduled date of maturity of any Loan or Note, or reduce the stated rate of any interest or fee payable hereunder or extend the scheduled date of any payment thereof or increase or reduce the amount or extend the expiration date of any Lender’s Commitment, in each case without the consent of each Lender directly affected thereby, or (ii) amend, modify or waive any provision of this Section 10.1, change Section 2.9(a) or Section 10.11(a) in a manner that would alter the pro rata sharing of payments required thereby, reduce the percentage specified in the definition of Required Lenders, consent to the assignment or transfer by Kimco of any of its rights and obligations under this Agreement and the other Loan Documents, amend the proviso to the definition of the term “Unencumbered Properties”, or amend, modify, or waive any provision of any Loan Document which, by its terms, requires the consent, approval or satisfaction of all

Lenders, in each case without the written consent of all the Lenders, or (iii) amend, modify or waive any provision of Article IX or otherwise affect the rights or duties of the Administrative Agent without the written consent of the then Administrative Agent.  Any such waiver and any such amendment, supplement or modification shall apply equally to each of the Lenders and shall be binding upon Kimco, the other Loan Parties, the Lenders, the Administrative Agent and all future holders of the Notes.  In the case of any waiver, Kimco, the other Loan Parties, the Lenders and the Administrative Agent shall be restored to their former position and rights hereunder and under any outstanding Notes and any other Loan Documents, and any Default or Event of Default waived shall be deemed to be cured and not continuing to the extent therein specified; but no such waiver shall extend to any subsequent or other Default or Event of Default, or impair any right consequent thereon.

SECTION 10.2.  Notices.  All notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy), and, unless otherwise expressly provided herein, shall be deemed to have been duly given or made when delivered by hand, or three Business Days after being deposited in the mail, postage prepaid, or, in the case of telecopy notice, when received, addressed as follows in the case of Kimco and the Administrative Agent, and as notified to the Administrative Agent pursuant to an Administrative Questionnaire in the case of the other parties hereto, or to such other address as may be hereafter notified by the respective parties hereto and any future holders of the Notes:

Kimco:	Kimco Realty Corporation
3333 New Hyde Park Road, Suite 100
New Hyde Park, New York 11042
Attention: Glenn G. Cohen
Telecopy: (516) 869-2572

The Administrative Agent:	The Bank of Nova Scotia,
New York Agency
One Liberty Plaza
New York, New York 10006
Attention: Jon Burckin
Telecopy: (212) 225-5166

provided that any notice, request or demand to or upon the Administrative Agent or the Lenders pursuant to Section 2.1, 2.2, 2.3 or 2.4 shall not be effective until received.

SECTION 10.3.  No Waiver; Cumulative Remedies.  No failure to exercise and no delay in exercising, on the part of the Administrative Agent or any Lender, any right, remedy, power or privilege hereunder or under the other Loan Documents shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.  The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

SECTION 10.4.  Survival of Representations and Warranties.  All representations and warranties made hereunder, in the other Loan Documents and in any document, certificate or statement delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery of this Agreement and the other Loan Documents and the making of the extensions of credit hereunder.

SECTION 10.5.  Payment of Expenses and Taxes.  Kimco agrees (a) to pay or reimburse the Administrative Agent for all its reasonable out-of-pocket costs and expenses incurred in connection with the development, preparation and execution of, and any amendment, supplement or modification to, this Agreement and the other Loan Documents, and any other documents prepared in connection herewith or therewith, and the consummation and administration of the transactions contemplated hereby and thereby, including the fees and disbursements of counsel to the Administrative Agent; (b) to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses (including post-judgment costs and expenses) incurred in connection with the enforcement or preservation of any rights under this Agreement, the other Loan Documents, and any such other documents, including the fees and disbursements of counsel to the Administrative Agent and the several Lenders; (c) to pay, and indemnify and hold harmless each Lender and the Administrative Agent (and their respective affiliates, officers, directors, employees, advisors and agents) from and against, any and all recording and filing fees and any and all liabilities with respect to, or resulting from any delay in paying, documentary, stamp, excise and other similar taxes, if any, which may be payable or determined to be payable in connection with the execution and delivery of, or consummation or administration of any of the transactions contemplated by, or any amendment, supplement or modification of, or any waiver or consent under or in respect of, this Agreement, the other Loan Documents, and any such other documents; and (d) to pay, and indemnify and hold harmless each Lender and the Administrative Agent (and their respective affiliates, officers, directors, employees, advisors and agents) from and against any and all other liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever (and regardless of whether pre-judgment or post-judgment) with respect to the execution, delivery, enforcement, performance and administration of this Agreement, the other Loan Documents and any such other documents, including any of the foregoing relating to the violation of, noncompliance with or liability under, any Environmental Law applicable to the operations of Kimco, any of its Subsidiaries or any of the Properties (all the foregoing in this clause (d), collectively, the “indemnified liabilities”), provided that Kimco shall have no obligation hereunder to any indemnitee with respect to indemnified liabilities arising from the gross negligence or willful misconduct of such indemnitee.  The agreements in this Section 10.5 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

SECTION 10.6.  Successors and Assigns.  For purposes of this Section 10.6 the term “Related Parties” shall have the meaning given thereto in Section 9.1 hereof.

(a)

The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) none of the Loan Parties may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Loan Party without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement or any other Loan Document.

(b)

(i)

Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement and under the other Loan Documents (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A)

Kimco, provided that no consent of Kimco shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund (as defined below), or, if an Event of Default has occurred and is continuing, any other assignee; and

(B)

the Administrative Agent, provided that no consent of the Administrative Agent shall be required for an assignment to an assignee that is a Lender or an Affiliate of a Lender or an Approved Fund immediately prior to giving effect to such assignment.

(ii)

Assignments shall be subject to the following additional conditions:

(A)

except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption (as defined below) with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless Kimco and the Administrative Agent otherwise consent, provided that no such consent of Kimco shall be required if an Event of Default has occurred and is continuing;

(B)

each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of its Commitment, as applicable, under this Agreement and the other Loan Documents;

(C)

the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption substantially in the form of Exhibit A or in any other form approved by the Administrative Agent (an “Assignment and Assumption”), together with a processing and recordation fee of $3,500 (which, except as provided in Section 2.15, shall not be payable by Kimco); and

(D)

the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in the form approved by the Administrative Agent (an “Administrative Questionnaire”).

For the purposes of this Section 10.6, the term “Approved Fund” has the following meaning:

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

(iii)

Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.11, 2.12, 2.13 and 10.5).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.6 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iv)

The Administrative Agent, acting for this purpose as an agent of Kimco, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans made by the Lender, owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and Kimco, the Administrative Agent, and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by Kimco and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(v)

Upon its receipt of a duly completed Assignment and Assumption executed by an assigning Lender and an assignee, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in this paragraph (b) and any written consent to such assignment required by this paragraph (b), the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.9(b), 3.4, 3.5 or 9.2, the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c)

(ii)

Any Lender may, without the consent of Kimco or the Administrative Agent sell participations to one or more banks or other entities (a “Participant”) in all or a portion of such Lender’s rights and obligations in respect of its Commitment under this Agreement and under the other Loan Documents (including all or a portion of the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (C) Kimco, the other Loan Parties, the Administrative Agent, and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement and the other Loan Documents.  Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the proviso to Section 10.1 that affects such Participant.  Subject to paragraph (c)(ii) of this Section, Kimco agrees that each Participant shall be entitled to the benefits of Sections 2.11, 2.12 and 2.13 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.11(b) as though it were a Lender, provided such Participant agrees to be subject to Section 10.11(a) as though it were a Lender.

(ii)

A Participant shall not be entitled to receive any greater payment under Section 2.11 or 2.12 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with Kimco’s prior written consent.  A Participant that would be a Non-U.S. Lender if it were a Lender shall not be entitled to the benefits of Section 2.12(a) unless Kimco is notified of the participation sold to such Participant and such Participant agrees, for the benefit of Kimco, to comply with Section 2.12(b) as though it were a Lender.

(d)

Any Lender may at any time pledge or assign a security interest in, all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

SECTION 10.7.  Disclosure.  Subject to Section 10.19, Kimco authorizes each Lender to disclose to any Participant or assignee (each, a “Transferee”) and any prospective Transferee any and all financial information in such Lender’s possession concerning Kimco and its Affiliates which has been delivered to such Lender by or on behalf of Kimco pursuant to this Agreement or which has been delivered to such Lender by or on behalf of Kimco in connection with such Lender’s credit evaluation of Kimco and its Affiliates prior to becoming a party to this Agreement.

SECTION 10.8.  Increases of Commitments.  During the period commencing on the Effective Date through and including the date that is twelve (12) months after the date of this Agreement, Kimco may from time to time request additional Commitments (“Incremental Commitments”), in minimum increments of $5,000,000 (or whole multiples of $1,000,000 in excess of $5,000,000), relating to Loans to be borrowed after the Effective Date but prior to the date that is twelve (12) months after the date of this Agreement (“Incremental Loans”) pursuant to the terms of this Section 10.8, provided that the total amount of Incremental Commitments shall be limited to $100,000,000 in the aggregate.  Each such request shall, at Kimco’s discretion, offer to any Lender the opportunity to provide an Incremental Commitments and/or, with the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) and Kimco, to any additional bank, financial institution or other entity that elects to provide an Incremental Commitment.  No Lender shall have any obligation to provide an Incremental Commitment, nor shall the Administrative Agent or the Lead Arrangers have any obligation to locate banks, financial institutions or other entities willing to increase or obtain such Commitments, as applicable.  The form of documentation pursuant to which any such Incremental Commitment is made and the person providing such Incremental Commitment becomes a Lender hereunder must be acceptable to Kimco and the Administrative Agent.  Upon entry of such documentation, Schedule 1.1A hereof shall be automatically amended without any further action of any party to reflect the Incremental Commitments provided pursuant to such documentation.  Each Lender having an Incremental Commitment agrees to make Incremental Loans to Kimco, in an aggregate principal amount not to exceed its Incremental Commitment on the applicable Borrowing Date, subject to the following conditions:

(a)

Each of the representations and warranties made by Kimco in or pursuant to the Loan Documents shall be true and correct in all material respects on and as of the applicable Borrowing Date as if made on and as of such date except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties were true and correct in all material respects as of such earlier date; and

(b)

(i)

No Default or Event of Default shall have occurred and be continuing on the date of such increase or after giving effect thereto and (ii) Kimco would be in compliance with each financial covenant set forth in paragraphs (a) through (f) of Section 7.1 if the ratio or amount referred to therein were to be calculated as of such date (provided that for the purposes of determining such compliance, Gross Asset Value shall be determined for the most recent Test Period as to which a compliance certificate has been delivered pursuant to Section 6.2(b)).

Each Borrowing of Incremental Loans under this Section 10.8 shall constitute a representation and warranty by Kimco as the applicable Borrowing Date that the conditions contained in this Section 10.8 have been satisfied, and shall be accompanied by a certificate of a Responsible Officer of Kimco to such effect.

SECTION 10.9.  [Reserved]

SECTION 10.10.  Subsidiary Guarantors.  x) [Reserved]

(b)

At the election of Kimco at any time and from time to time, at the time of such election, one or more Wholly Owned Subsidiaries of Kimco shall become a guarantor of the Loans (together with the Subsidiaries listed on Schedule 10.10, each a “Subsidiary Guarantor”) by executing and delivering to the Administrative Agent, as applicable, a Subsidiary Guarantee; provided that (x) each such Wholly Owned Subsidiary shall satisfy the Baseline Conditions on and as of the date such Wholly Owned Subsidiary delivers its Subsidiary Guarantee and (y) Kimco shall be deemed to represent and warrant as of such date that such proposed Subsidiary Guarantor is a Wholly Owned Subsidiary.

(c)

[Reserved]

(d)

A Subsidiary Guarantor shall be released from any Subsidiary Guarantee upon written request by Kimco provided that (i) there is no Event of Default after giving effect to such release (including any changes resulting from any Property’s ceasing to be an Unencumbered Property if such released guarantor immediately prior to giving effect to such release was an Obligated Property Owner in respect thereof), (ii) Kimco is in compliance with each of the financial covenants set forth in paragraphs (a) through (f) of Section 7.1 if the ratio or amount referred to therein were to be calculated as of such date, but after giving effect to such release (including any changes resulting from any Property’s ceasing to be an Unencumbered Property if such released guarantor was an Obligated Property Owner in respect thereof immediately prior to giving effect to such release and provided that for the purposes of determining such compliance, Gross Asset Value shall be determined for the most recent Test Period as to which a compliance certificate has been delivered pursuant to Section 6.2(b)), and (iii) Kimco has furnished to the Administrative Agent a certificate of its chief financial officer or other authorized financial officer as to the matters referred to in the preceding clauses (i) and (ii).

SECTION 10.11.  Adjustments; Set-off.  xi) If any Lender (a “Benefited Lender”) shall at any time receive any payment of all or part of its Loans or interest thereon, or receive any collateral in respect thereof (whether voluntarily or involuntarily, by set-off, pursuant to events or proceedings of the nature referred to in Article VIII(f), or otherwise), in a greater proportion than any such payment to or collateral received by any other Lender, if any, in respect of such other Loans or interest thereon, such benefited Lender shall purchase for cash from the other Lenders a participating interest in such portion of each such other Lender’s Loan or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided that (i) if all or any portion of such excess payment or benefits is thereafter recovered from such benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned, to the extent of such recovery, but without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by Kimco pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to Kimco or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply).

(b)

In addition to any rights and remedies of the Lenders provided by law, each Lender and each of its Affiliates shall have the right, without prior notice to Kimco, any such notice being expressly waived by Kimco to the extent permitted by applicable law, upon any amount becoming due and payable by Kimco hereunder or under the Notes (whether at the stated maturity, by acceleration or otherwise), to set off and appropriate and apply against such amount, any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, obligations, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by such Lender or any of its Affiliates or any branch or agency thereof to or for the credit or the account of Kimco.  Each Lender agrees promptly to notify Kimco and the Administrative Agent after any such setoff and application made by such Lender, provided that the failure to give such notice shall not affect the validity of such setoff and application.

SECTION 10.12.  Counterparts.  This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts each of which shall constitute an original, but all of which when taken together shall be deemed to constitute one and the same instrument.  A set of the copies of this Agreement signed by all the parties shall be lodged with Kimco and the Administrative Agent.  Delivery of an executed counterpart of a signature page of this Agreement by any electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 10.13.  Severability.  Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

SECTION 10.14.  Integration.  This Agreement and the other Loan Documents represent the entire agreement of Kimco, the Subsidiary Guarantors, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof or thereof not expressly set forth or referred to herein or in the other Loan Documents.

SECTION 10.15.  GOVERNING LAW.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES UNDER THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

SECTION 10.16.  Submission to Jurisdiction; Waivers.  Kimco hereby irrevocably and unconditionally:

(a)

submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)

consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)

agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to Kimco at its address set forth in Section 10.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

(d)

agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)

waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding in connection with this Agreement or any other Loan Document any special, exemplary, punitive or consequential damages.

SECTION 10.17.  Acknowledgments.  Kimco hereby acknowledges that:

(a)

it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents;

(b)

neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to Kimco arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between Administrative Agent and the Lenders, on the one hand, and Kimco, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

(c)

no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders and the Administrative Agent or among Kimco, the Administrative Agent and the Lenders.

SECTION 10.18.  WAIVERS OF JURY TRIAL.  KIMCO, THE ADMINISTRATIVE AGENT AND THE LENDERS HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVE TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

SECTION 10.19.  Confidentiality.  Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder or to which the Administrative Agent or any Lender is a party, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to Kimco and its obligations, (g) with the consent of Kimco or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than Kimco.  For the purposes of this Section, “Information” means all information received from Kimco relating to Kimco or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis; provided that in the case of information received from Kimco after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.  Notwithstanding anything herein to the contrary,

“Information” shall not include, and each party hereto may disclose to any and all Persons, without limitation of any kind, any information with respect to the U.S. federal income tax treatment and U.S. federal income tax structure of the transactions contemplated hereby and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such tax treatment and tax structure.

SECTION 10.20.  USA Patriot Act.  Each Lender that is subject to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), hereby notifies Kimco that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies Kimco, which information includes the name and address of Kimco and other information that will allow such Lender to identify Kimco in accordance with the Patriot Act.

SECTION 10.21.  Conforming Amendments.  In the event that at any time after the date hereof, Kimco enters into any agreement providing for the incurrence by Kimco of unsecured indebtedness for borrowed money in an aggregate principal amount of more than $25,000,000 or providing for the amendment of the terms of existing unsecured indebtedness for borrowed money of Kimco in an aggregate principal amount of more than $25,000,000 which agreement or amendment contains affirmative or negative covenants with respect to Kimco that are materially more favorable to the lenders under such other unsecured indebtedness for borrowed money than those contained hereunder are with respect to the Lenders hereunder, Kimco shall promptly, and the Administrative Agent shall be authorized to and shall, on behalf of all Lenders without notice to or consent of any Lender, enter into an amendment to this Agreement to amend the applicable covenant or covenants hereunder so that the covenants hereunder are as favorable to the Lenders hereunder as the applicable covenants under such new agreement or amendment are with respect to the lenders under such other indebtedness for borrowed money.

[SIGNATURE PAGES TO FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duty executed and delivered by their proper and duly authorized officers as of the day and year first above written.

Signature Page to Credit Agreement dated as of April 17, 2009 among Kimco Realty Corporation, The Bank of Nova Scotia and Others

KIMCO REALTY CORPORATION

By:

/s/Glenn G. Cohen

Name:  Glenn G. Cohen

Title:  Vice President, Treasurer and Chief

Accounting Officer

EXECUTION PAGE TO CREDIT AGREEMENT

Signature Page to Credit Agreement dated as of April 17, 2009 among Kimco Realty Corporation, The Bank of Nova Scotia and Others

THE BANK OF NOVA SCOTIA., as a Lender, as a Joint Lead Arranger and as Administrative Agent

By:

/s/ Jon Burckin

Name:  Jon Burckin

Title:  Managing Director

EXECUTION PAGE TO CREDIT AGREEMENT

Signature Page to Credit Agreement dated as of April 17, 2009 among Kimco Realty Corporation, The Bank of Nova Scotia and Others

ROYAL BANK OF CANADA, as a Lender, as a Joint Lead Arranger and as a Syndication Agent

By:

/s/Dan LePage

Name:  Dan LePage

Title:  Authorized Signatory

EXECUTION PAGE TO CREDIT AGREEMENT

Signature Page to Credit Agreement dated as of April 17, 2009 among Kimco Realty Corporation, The Bank of Nova Scotia and Others

PNC BANK, NATIONAL ASSOCIATION, as a Lender and as a Documentation Agent

By:

/s/ Anthony Wong

Name:  Anthony Wong

Title:  Vice President

EXECUTION PAGE TO CREDIT AGREEMENT

 Signature Page to Credit Agreement dated as of April 17, 2009 among Kimco Realty Corporation, The Bank of Nova Scotia and Others

REGIONS BANK, as a Lender and as a Documentation Agent

By:

/s/Brian Coffee

Name:  Brian Coffee

Title:  Senior Vice President

EXECUTION PAGE TO CREDIT AGREEMENT

Signature Page to Credit Agreement dated as of April 17, 2009 among Kimco Realty Corporation, The Bank of Nova Scotia and Others

U.S. BANK NATIONAL ASSOCIATION, as a Lender and as a Documentation Agent

By:

/s/ A. Jeffrey Jacobson

Name:  A. Jeffrey Jacobson

Title:  Senior Vice President

EXECUTION PAGE TO CREDIT AGREEMENT

Signature Page to Credit Agreement dated as of April 17, 2009 among Kimco Realty Corporation, The Bank of Nova Scotia and Others

DEUTSCHE BANK TRUST COMPANY AMERICAS,  as a Lender

By:

/s/ James Rolison

Name:  James Rolison

Title:  Managing Director

By:

/s/ Joanna Soliman

Name:  Joanna Soliman

Title:  Assistant Vice President

EXECUTION PAGE TO CREDIT AGREEMENT

Signature Page to Credit Agreement dated as of April 17, 2009 among Kimco Realty Corporation, The Bank of Nova Scotia and Others

UBS LOAN FINANCE LLC,  as a Lender

By:

/s/ Irja R. Otsa

Name:  Irja R. Otsa

Title:  Associate Director

By:

/s/ Mary E. Evans

Name:  Mary E. Evans

Title:  Associate Director

EXECUTION PAGE TO CREDIT AGREEMENT

Signature Page to Credit Agreement dated as of April 17, 2009 among Kimco Realty Corporation, The Bank of Nova Scotia and Others

BANK OF AMERICA, N.A.,  as a Lender

By:

/s/ Eyal Namordi

Name:  Eyal Namordi

Title:  Senior Vice President

EXECUTION PAGE TO CREDIT AGREEMENT

Signature Page to Credit Agreement dated as of April 17, 2009 among Kimco Realty Corporation, The Bank of Nova Scotia and Others

CIBC INC.,  as a Lender

By:

/s/ Joel Gershkon

Name:  Joel Gershkon

Title:  Authorized Signatory

EXECUTION PAGE TO CREDIT AGREEMENT

Signature Page to Credit Agreement dated as of April 17, 2009 among Kimco Realty Corporation, The Bank of Nova Scotia and Others

CITICORP NORTH AMERICA, INC.,  as a Lender

By:

/s/ Ricardo James

Name:  Ricardo James

Title:  Director

EXECUTION PAGE TO CREDIT AGREEMENT

Signature Page to Credit Agreement dated as of April 17, 2009 among Kimco Realty Corporation, The Bank of Nova Scotia and Others

WELLS FARGO BANK NA, as a Lender

By:

/s/ William A. Jordan

Name:  William A. Jordan

Title:  Vice President

EXECUTION PAGE TO CREDIT AGREEMENT

Signature Page to Credit Agreement dated as of April 17, 2009 among Kimco Realty Corporation, The Bank of Nova Scotia and Others

BARCLAYS BANK PLC, as a Lender

By:

/s/ Nicholas A. Bell

Name:  Nicholas A. Bell

Title:  Director

EXECUTION PAGE TO CREDIT AGREEMENT

EXHIBIT A

TO CREDIT AGREEMENT

[FORM OF]

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert name of Assignee] (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (as amended, the “Credit Agreement”), receipt of a copy of which (and any other Loan Documents requested by Assignee) is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, (a) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement and any other documents or instruments delivered pursuant thereto to the extent related to the amount and percentage interest identified below of all of such outstanding rights and obligations of the Assignor under the respective facilities identified below and (b) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any Person, whether known or unknown, arising under or in connection with the Credit Agreement, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (a) above (the rights and obligations sold and assigned pursuant to clauses (a) and (b) above being referred to herein collectively as the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:

[and is an Affiliate/Approved Fund of [identify Lender]1]

3.	Borrower:	Kimco Realty Corporation

4.	Administrative Agent:	The Bank of Nova Scotia, as the administrative agent under the Credit Agreement

______________________

1

Select as applicable.

5.	Credit Agreement:

The Credit Agreement dated as of April 17, 2009 among Kimco Realty Corporation, the Lenders parties thereto, The Bank of Nova Scotia, as Administrative Agent, and the other agents parties thereto, as amended from time to time

6.	Assigned Interest:

Aggregate Amount of Commitment/Loans for all Lenders	Amount of Commitment/Loans Assigned	Percentage Assigned of Commitment/Loans[2]
$	$	%

Effective Date:

                               , 20 [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The Assignee (in the case of an Assignee that is not a Lender) agrees to deliver to the Administrative Agent a completed Administrative Questionnaire in which the Assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Loan Parties and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the Assignee’s compliance procedures and applicable laws, including Federal and state securities laws.

______________________

2

Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

[NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Name:
Title:

[Consented to one]3 Accepted:

THE BANK OF NOVA SCOTIA, as

Administrative Agent

By:
Name:
Title:

[Consented to:]4

KIMCO REALTY CORPORATION

By:
Name:
Title:

______________________

3

To be added only if the consent of the Administrative Agent is required by the terms of the Credit Agreement.

______________________

4

To be added only if the consent of Kimco is required by the terms of the Credit Agreement.

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR ASSIGNMENT AND ASSUMPTION

1.  Representations and Warranties.

1.1

Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of Kimco, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by Kimco, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2

Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date specified in this Assignment and Assumption, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements [referred to in Section 4.1 thereof] [delivered pursuant to Section 6.1 thereof as applicable,]5 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and (v) attached to the Assignment and Assumption is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement (including, without limitation, pursuant to Section 2.12(b) (with respect to Non-U.S.  Lenders) or Section 2.12(c) (with respect to U.S.  Lenders) thereof), duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

2.  Payments.  From and after the aforesaid Effective Date, the Administrative Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding such Effective Date and to the Assignee for amounts which have accrued from and after such Effective Date.

3.  General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by any electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

______________________

5

Select as applicable.

EXHIBIT B

TO CREDIT AGREEMENT

[FORM OF]

NOTE

$[ ]	New York, New York
, 20[ ]

FOR VALUE RECEIVED, the undersigned, Kimco Realty Corporation ,  a

Maryland corporation (“Kimco”), hereby unconditionally promises to pay to the order of                                                    (the “Lender”) at the office of THE BANK OF NOVA SCOTIA, located at One Liberty Plaza, New York, New York 10006 (or at such other address as the Administrative Agent may hereafter specify by notice to Kimco), in immediately available funds, on the date or dates specified in the Credit Agreement referred to below, the aggregate unpaid principal amount of all Loans made by the Lender to Kimco pursuant to Section 2.2 or Section 10.8 of the Credit Agreement.  All payments due to the Lender hereunder shall be made to the Lender at the place, in the currency and in the manner specified in such Credit Agreement.  Kimco further agrees to pay interest in like money at such office on the unpaid principal amount hereof from time to time outstanding at the rates and on the dates specified in Section 2.6 of such Credit Agreement.

The holder of this Note is authorized to endorse on the schedules annexed hereto and made a part hereof or on a continuation thereof which shall be attached hereto and made a part hereof the date, Type, currency and amount of each Loan made pursuant to the Credit Agreement, each continuation thereof, each conversion of all or a portion thereof to another Type, the date and amount of each payment or prepayment of principal thereof and, in the case of Eurocurrency Loans, the length of each Interest Period with respect thereto.  Each such endorsement shall constitute prima facie evidence of the accuracy of the information endorsed, provided that the failure of the holder of this Note to make any such endorsement or any error in any such endorsement shall not affect the obligations of Kimco in respect of such Loan.

This Note (a) is one of the Notes referred to in the Credit Agreement dated as of April 17, 2009 (as amended, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Kimco, the several banks, financial institutions and other entities from time to time parties thereto (collectively, the “Lenders”), The Bank of Nova Scotia, as Administrative Agent, and the other agents parties thereto, (b) is subject to the provisions of the Credit Agreement and (c) is subject to optional prepayment in whole or in part as provided in the Credit Agreement.  This Note is guaranteed as provided in the Credit Agreement and the Subsidiary Guarantees, if any.

Upon the occurrence of any one or more of the Events of Default, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable, all as provided in the Credit Agreement.

All parties now and hereafter liable with respect to this Note, whether maker, principal, surety, guarantor, endorser or otherwise, hereby waive presentment, demand, protest and all other notices of any kind.

Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[Remainder of page intentionally left blank]

NOTE

KIMCO REALTY CORPORATION

By:
Name: Glenn G. Cohen
Title: Vice President, Treasurer and Chief
Accounting Officer

NOTE

Schedule A

To Note

LOANS, CONVERSIONS AND REPAYMENTS OF ABR LOANS

Date	Amount of ABR Loans	Amount Converted to ABR Loans	Amount of Principal of ABR Loans Repaid	Amount of ABR Loans Converted to Eurocurrency Loans	Unpaid Principal Balance of ABR Loans	Notation Made By

NOTE

Schedule B

To Note

LOANS, CONTINUATIONS, CONVERSIONS AND REPAYMENTS OF EUROCURRENCY LOANS

Date	Amount of Eurocurrency Loans	Amount Converted to or Continued as Eurocurrency Loans	Interest Period and Eurocurrency Rate with Respect Thereto	Amount of Principal of Eurocurrency Loans Repaid	Amount of Eurocurrency Loans Converted to ABR Loans	Unpaid Principal Balance of Eurocurrency Loans	Notation Made By

EXHIBIT C

TO CREDIT AGREEMENT

[FORM OF] SUBSIDIARY GUARANTEE

SUBSIDIARY GUARANTEE, dated as of [ ] (as amended, supplemented or otherwise modified from time to time, this “Subsidiary Guarantee”), made by each of the subsidiaries of KIMCO REALTY CORPORATION that are signatories hereto (the “Subsidiary Guarantors”), in favor of THE BANK OF NOVA SCOTIA, as Administrative Agent (in such capacity, the “Administrative Agent”) for the several banks, financial institutions and other entities from time to time parties to the Credit Agreement (the “Lenders”), dated as of April 17, 2009 (as the same may be amended, supplemented or otherwise modified from time to time, the “Credit Agreement”), among KIMCO REALTY CORPORATION (“Kimco”), the Lenders, the Administrative Agent, and the other agents parties thereto.

WITNESSETH:

WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make Loans to Kimco, upon the terms and subject to the conditions set forth therein (the “Loans”);

WHEREAS, Kimco owns directly or indirectly all or a portion of the issued and outstanding Capital Stock of each Subsidiary Guarantor; and

WHEREAS, Kimco and the Subsidiary Guarantors are engaged in related businesses, and each Subsidiary Guarantor will derive substantial direct and indirect benefit from the making of and/or the availability of the Loans;

NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and to induce the Lenders to make their respective Loans to Kimco under the Credit Agreement, the Subsidiary Guarantors hereby agree with the Administrative Agent, for the ratable benefit of the Administrative Agent and the Lenders, as follows:

1.

Defined Terms.  a)  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

(b)

As used herein, “Obligations” means the collective reference to the unpaid principal of and interest on the Loans, the Notes and all other obligations and liabilities of Kimco to the Administrative Agent or the Lenders (including, without limitation, interest accruing at the then applicable rate provided in the Credit Agreement after the maturity of the Loans, and interest accruing at the then applicable rate provided in the Credit Agreement after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to Kimco, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding), whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter incurred, which may arise under the Credit Agreement, the Notes, the other Loan Documents or any other document made, delivered or given in connection therewith, whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise and whether pre-judgment or post-judgment (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or the Lenders that are required to be paid by Kimco pursuant to the terms of the Credit Agreement or any other Loan Document).

(c)

The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Subsidiary Guarantee shall refer to this Subsidiary Guarantee as a whole and not to any particular provision of this Subsidiary Guarantee, and section references are to this Subsidiary Guarantee unless otherwise specified.

(d)

The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

2.

Subsidiary Guarantee.  b)  Subject to the provisions of Section 2(b), each Subsidiary Guarantor hereby, jointly and severally, absolutely, unconditionally and irrevocably, guarantees to the Administrative Agent, for the ratable benefit of the Administrative Agent, the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by Kimco when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

(b)

Anything herein or in any other Loan Document to the contrary notwithstanding, the maximum liability of each Subsidiary Guarantor hereunder and under the other Loan Documents shall in no event exceed the amount which can be guaranteed by such Subsidiary Guarantor under applicable federal and state laws relating to the insolvency of debtors.

(c)

Each Subsidiary Guarantor further agrees to pay any and all expenses (whether pre-judgment or post-judgment and including, without limitation, all fees and disbursements of counsel) which may be paid or incurred by the Administrative Agent or any Lender in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, such Subsidiary Guarantor under this Subsidiary Guarantee.  This Subsidiary Guarantee shall remain in full force and effect until the Obligations are paid in full in cash.

(d)

Each Subsidiary Guarantor agrees that the Obligations may at any time and from time to time exceed the amount of the liability of such Subsidiary Guarantor hereunder without impairing this Subsidiary Guarantee or affecting the rights and remedies of the Administrative Agent or any Lender hereunder.

(e)

No payment or payments made by Kimco, any of the Subsidiary Guarantors, any other guarantor or any other Person or received or collected by the Administrative Agent or any Lender from Kimco, any of the Subsidiary Guarantors, any other guarantor or any other Person by virtue of any action or proceeding or any set-off or appropriation or application at any time or from time to time in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of any Subsidiary Guarantor hereunder which shall, notwithstanding any such payment or payments other than payments made by such Subsidiary Guarantor in respect of the Obligations or payments received or collected from such Subsidiary Guarantor in respect of the Obligations, remain liable for the Obligations up to the maximum liability of such Subsidiary Guarantor hereunder until the Obligations are paid in full in cash.

(f)

Each Subsidiary Guarantor agrees that whenever, at any time, or from time to time, it shall make any payment to the Administrative Agent or any Lender on account of its liability hereunder, it will notify the Administrative Agent in writing that such payment is made under this Subsidiary Guarantee for such purpose.

3.

Right of Contribution.  Each Subsidiary Guarantor hereby agrees that to the extent that a Subsidiary Guarantor shall have paid more than its proportionate share of any payment made hereunder,

such Subsidiary Guarantor shall be entitled to seek and receive contribution from and against any other Subsidiary Guarantor hereunder who has not paid its proportionate share of such payment.  Each Subsidiary Guarantor’s right of contribution shall be subject to the terms and conditions of Section 5 hereof.  The provisions of this Section 3 shall in no respect limit the obligations and liabilities of any Subsidiary Guarantor to the Administrative Agent and the Lenders, and each Subsidiary Guarantor shall remain liable to the Administrative Agent and the Lenders for the full amount guaranteed by such Subsidiary Guarantor hereunder.

4.

Right of Set-off.  If an Event of Default shall have occurred and be continuing, the Administrative Agent and each Lender are hereby authorized, without notice to such Subsidiary Guarantor or any other Subsidiary Guarantor, any such notice being expressly waived by each Subsidiary Guarantor, to set off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent or such Lender to or for the credit or the account of such Subsidiary Guarantor, or any part thereof, in such amounts as the Administrative Agent or such Lender may elect, against and on account of the obligations and liabilities of such Subsidiary Guarantor to the Administrative Agent or such Lender hereunder and claims of every nature and description of the Administrative Agent or such Lender against such Subsidiary Guarantor, in any currency, whether arising hereunder, under the Credit Agreement, any Note, any other Loan Documents or otherwise, as the Administrative Agent or such Lender may elect, whether or not the Administrative Agent or any Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured.  The Administrative Agent and each Lender shall notify such Subsidiary Guarantor promptly of any such set-off and the application made by the Administrative Agent or such Lender, provided that the failure to give such notice shall not affect the validity of such set-off and application.  The rights of the Administrative Agent and each Lender under this Section 4 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent or such Lender may have.

5.

No Subrogation.  Notwithstanding any payment or payments made by any of the Subsidiary Guarantors hereunder or any set-off or application of funds of any of the Subsidiary Guarantors by the Administrative Agent or any Lender, no Subsidiary Guarantor shall be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against Kimco or any other Subsidiary Guarantor or guarantee or right of offset held by any Lender for the payment of the Obligations, nor shall any Subsidiary Guarantor seek or be entitled to seek any contribution or reimbursement from Kimco or any other Subsidiary Guarantor in respect of payments made by such Subsidiary Guarantor hereunder, until all amounts owing to the Administrative Agent and the Lenders by Kimco on account of the Obligations are paid in full in cash.  If any amount shall be paid to any Subsidiary Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full in cash, such amount shall be held by such Subsidiary Guarantor in trust for the Administrative Agent and the Lenders, shall be segregated from other funds of such Subsidiary Guarantor, and shall, forthwith upon receipt by such Subsidiary Guarantor, be turned over to the Administrative Agent in the exact form received by such Subsidiary Guarantor (duly indorsed by such Subsidiary Guarantor to the Administrative Agent, if required), to be applied against the Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine.

6.

Amendments, etc. with respect to the Obligations; Waiver of Rights.  Each Subsidiary Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against any Subsidiary Guarantor and without notice to or further assent by any Subsidiary Guarantor, any demand for payment of any of the Obligations made by the Administrative Agent or any Lender may be rescinded by such party and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and the Credit Agreement, the Notes and the other Loan Documents and any other documents executed and delivered in connection therewith may be amended, modified, supplemented or terminated, in whole or in part, as the Administrative Agent (all of the Lenders and/or the Required Lenders, as the case may be) may deem advisable from time to time, and any guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released.  When making any demand hereunder against any of the Subsidiary Guarantors, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on Kimco or any other Subsidiary Guarantor or guarantor, and any failure by the Administrative Agent or any Lender to make any such demand or to collect any payments from Kimco or any such other Subsidiary Guarantor or guarantor or any release of Kimco or such other Subsidiary Guarantor or guarantor shall not relieve any of the Subsidiary Guarantors in respect of which a demand or collection is not made or any of the Subsidiary Guarantors not so released of their joint and several obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Administrative Agent or any Lender against any of the Subsidiary Guarantors.  For the purposes hereof, “demand” shall include the commencement and continuance of any legal proceedings.

7.

Guarantee Absolute and Unconditional.  Each Subsidiary Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon this Subsidiary Guarantee or acceptance of this Subsidiary Guarantee; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Subsidiary Guarantee; and all dealings between Kimco and any of the Subsidiary Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Subsidiary Guarantee.  Each Subsidiary Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon Kimco or any of the Subsidiary Guarantors with respect to the Obligations.  Each Subsidiary Guarantor understands and agrees that this Subsidiary Guarantee shall be construed as a continuing, absolute, irrevocable and unconditional guarantee of payment without regard to (a) the validity, regularity or enforceability of the Credit Agreement, any Note or any other Loan Document, any of the Obligations or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by Kimco or any Subsidiary Guarantor or other obligor in respect of any of the Obligations against the Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of Kimco or such Subsidiary Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of Kimco for the Obligations, or of such Subsidiary Guarantor under this Subsidiary Guarantee, in bankruptcy or in any other instance.  When pursuing its rights and remedies hereunder against any Subsidiary Guarantor, the Administrative Agent and any Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against Kimco or any other Person or against any guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to pursue such other rights or remedies or to collect any payments from Kimco or any such other Person or to realize upon any such guarantee or to exercise any such right of offset, or any release of Kimco or any such other Person or any guarantee or right of offset, shall not relieve such Subsidiary Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent and the Lenders against such Subsidiary Guarantor.  This Subsidiary Guarantee shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon each Subsidiary

Guarantor and the successors and assigns thereof, and shall inure to the benefit of the Administrative Agent and the Lenders, and their respective successors, indorsees, transferees and assigns, until all the Obligations shall have been satisfied by payment in full in cash.

8.

Reinstatement.  Notwithstanding anything to the contrary in this Subsidiary Guarantee, this Subsidiary Guarantee shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of Kimco or any Subsidiary Guarantor, or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, Kimco or any Subsidiary Guarantor or any substantial part of its property, or otherwise, all as though such payments had not been made.

9.

Payments.  Each Subsidiary Guarantor hereby guarantees that payments hereunder will be paid to the Administrative Agent without set-off or counterclaim, in the currency of the applicable Obligation, at the office of the Administrative Agent located at One Liberty Plaza, New York, New York 10006 or to such other office as the Administrative Agent may hereafter specify by notice to such Subsidiary Guarantor.

10.

Representations and Warranties; Covenants.  c)  Each Subsidiary Guarantor hereby represents and warrants that (i) the Baseline Conditions relating to it are satisfied in all material respects on and as of the date hereof; and (ii) it is a Wholly Owned Subsidiary, provided that each reference in any representation and warranty to Kimco’s knowledge shall, for the purposes of this paragraph (a), be deemed to be a reference to such Subsidiary Guarantor’s knowledge.

(b)

Each Subsidiary Guarantor hereby covenants and agrees with the Administrative Agent and each Lender that, from and after the date of this Subsidiary Guarantee until the Obligations are paid in full in cash, such Subsidiary Guarantor shall take, or shall refrain from taking, as the case may be, all actions that are necessary to be taken or not taken so that no violation of any provision, covenant or agreement contained in Articles VI or VII of the Credit Agreement, and so that no Default or Event of Default, is caused by any act or failure to act of such Subsidiary Guarantor or any of its Subsidiaries.

11.

Authority of Agent.  Each Subsidiary Guarantor acknowledges that the rights and responsibilities of the Administrative Agent under this Subsidiary Guarantee with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Subsidiary Guarantee shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and such Subsidiary Guarantor, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and no Subsidiary Guarantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.

12.

Notices.  All notices, requests and demands pursuant hereto shall be made in accordance with Section 10.2 of the Credit Agreement, provided that any such notice, request or demand to or upon any Subsidiary Guarantor shall be addressed to such Subsidiary Guarantor at the notice address set forth under its signature below.

13.

Counterparts.  This Subsidiary Guarantee may be executed by one or more of the Subsidiary Guarantors on any number of separate counterparts, each of which shall constitute an original, but all of which when taken together shall be deemed to constitute one and the same instrument.  A set of the counterparts of this Subsidiary Guarantee signed by all the Subsidiary Guarantors shall be lodged with the Administrative Agent.  Delivery of an executed counterpart of a signature page of this Subsidiary Guarantee by any electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Subsidiary Guarantee.

14.

Severability.  Any provision of this Subsidiary Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

15.

Integration.  This Subsidiary Guarantee represents the entire agreement of each Subsidiary Guarantor with respect to the subject matter hereof and there are no promises or representations by the Administrative Agent or any Lender relative to the subject matter hereof not reflected herein.

16.

Amendments in Writing; No Novation; No Waiver; Cumulative Remedies.  d)  None of the terms or provisions of this Subsidiary Guarantee may be waived, amended, supplemented or otherwise modified except by a written instrument executed by the affected Subsidiary Guarantor(s) and the Administrative Agent in accordance with Section 10.1 of the Credit Agreement.

(b)

Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 16(a) hereof), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default or in any breach of any of the terms and conditions hereof.  No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof.  No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion.

(c)

The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

17.

Section Headings.  The section headings used in this Subsidiary Guarantee are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

18.

Successors and Assigns.  This Subsidiary Guarantee shall be binding upon the successors and assigns of each Subsidiary Guarantor and shall inure to the benefit of the Administrative Agent and the Lenders and their successors and assigns, except that no Subsidiary Guarantor may assign, transfer or delegate any of its rights or obligations under this Subsidiary Guarantee without the prior written consent of each Lender, and any such assignment or transfer without such consent shall be null and void.

19.

Governing Law.  This Subsidiary Guarantee shall be governed by, and construed and interpreted in accordance with, the laws of the State of New York.

20.

Submission To Jurisdiction; Waivers.  Each Subsidiary Guarantor hereby irrevocably and unconditionally:

(a)

submits for itself and its property in any legal action or proceeding relating to this Subsidiary Guarantee and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

(b)

consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)

agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, at its address set forth under its signature below;

(d)

agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

(e)

waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section 20 any special, exemplary, punitive or consequential damages.

21.

WAIVERS OF JURY TRIAL.  EACH SUBSIDIARY GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

[Execution Pages Follow]

IN WITNESS WHEREOF, each of the undersigned has caused this Subsidiary Guarantee to be duly executed and delivered by its duly authorized officer as of the day and year first above written.

[Insert name of Subsidiary Guarantor]

By:
Name:
Title:

Address for Notices for all Subsidiary Guarantors:

c/o Kimco Realty Corporation

3333 New Hyde Park Road, Suite 100

New Hyde Park, NY 11042

Attn: Glenn G.  Cohen

Tel: (516) 869-9000

Fax: (516) 869-2572

EXECUTION PAGE TO SUBSIDIARY GUARANTY

EXHIBIT D

TO CREDIT AGREEMENT

[FORM OF] OPINION OF LOAN PARTY COUNSEL

See attached.

Law Offices

Of

Robert P. Schulman

8471 Casa Del Lago – 28A

Boca Raton, FL  33433

Tel:  (561) 482-0797

Fax: (561) 477-9848	Cell: (561) 715-7604

April 17, 2009

To the Lenders,

and Administrative Agent

referred to in the Credit Agreement

referred to below

c/o The Bank of Nova Scotia, as Administrative Agent

One Liberty Plaza

New York, New York 10006

Ladies and Gentlemen:

I am attorney for KIMCO REALTY CORPORATION, a Maryland corporation (“Kimco””), and have acted as special counsel to Kimco and the other Loan Parties (as defined in the Credit Agreement referred to below) in connection with (a) that certain Credit Agreement, dated as of April 17, 2009, (the “Credit Agreement”) among Kimco, the several banks, financial institutions and other entities from time to time parties thereto (collectively, the “Lenders”); THE BANK OF NOVA SCOTIA, as Administrative Agent for the Lenders (in such capacity, the “Administrative Agent”), and the other agents parties thereto, (b) the Subsidiary Guarantee, dated as of April 17, 2009 (the “Subsidiary Guarantee”) made by the Subsidiary Guarantors in favor of the Administrative Agent, and (c) the Notes referred to in the Credit Agreement and issued by Kimco on the date hereof to the order of certain Lenders at their request (the “Notes”).  Capitalized terms used herein but not herein defined shall have the meanings assigned thereto in the Credit Agreement.

The opinions expressed below are furnished to you pursuant to Section 5.1(h) of the Credit Agreement.  Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

In arriving at the opinions expressed below,

(a)

I have examined and relied on the original, or copies certified or otherwise identified to my satisfaction, of each of (1) the Credit Agreement (2) the Notes and (3) the Subsidiary Guarantee (collectively; the “Transaction Documents”); and

(b)

I have examined such corporate documents and records of Kimco and the other Loan Parties and such other instruments and certificates of public officials, officers and representatives of Kimco , the other Loan Parties and other Persons as I have deemed necessary or appropriate for the purposes of this opinion.

In arriving at the opinions expressed below, I have made such investigations of law in each case as I have deemed appropriate as a basis for such opinions, and I have assumed, without independent investigation or inquiry, (a) the authenticity of all documents submitted to me as originals, (b) the genuineness of all signatures on all documents that I examined (other than those of the Loan Parties and officers of the Loan Parties) and (c) the conformity to authentic originals of documents submitted to me as certified, conformed or photostatic copies.

When my opinions expressed below are stated “to the best of my knowledge,” I have made reasonable and diligent investigation of the subject matters of such opinions and have no reason to believe that there exist any facts or other information that would render such opinions incomplete or incorrect.

Based upon and subject to the foregoing, I am of the opinion that:

1.

Kimco (a) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has the corporate power and authority and the legal right to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged and (c) is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except to the extent that the failure to be so qualified could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

2.

Each of the Subsidiary Guarantors (a) is duly organized, validly existing and (if applicable) in good standing under the laws of the jurisdiction of its organization, (b) has the corporate (or limited partnership or limited liability company or other form of organization, as applicable) power and authority and the legal right to own and operate its property, to lease the property it operates as lessee and to conduct the business in which it is currently engaged and (c) is duly qualified as a foreign corporation (or limited partnership or limited liability company or other form of organization, as applicable) and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification, except, in the case of clauses (a), (b) and (c) above, as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

3.

Each Loan Party has the corporate (or limited partnership or limited liability company or other form of organization, as applicable) power and authority, and the legal right, to make, deliver and perform its obligations under each of the Transaction Documents to which it is a party and, in the case of Kimco , to borrow Loans.  Each Loan Party has taken all necessary corporate (or limited partnership or limited liability company or other form of organization, as applicable) action to authorize the execution, delivery and performance of each Transaction Document to which it is a party and, in the case of Kimco , the borrowing of Loans on the terms and conditions set forth in the Credit Agreement.  No consent or authorization of, approval by, notice to, filing with or other act by or in respect of, any Governmental Authority or any other Person is required in connection with the borrowing of Loans or with the execution, delivery, performance, validity or enforceability of the Transaction Documents.

4.

Each of the Transaction Documents has been duly executed and delivered on behalf of each Loan Party and constitutes a legal, valid and binding obligation of each such Loan Party, enforceable against each such Loan Party in accordance with its terms.

5.

The execution and delivery of the Transaction Documents, the performance by each Loan Party of its obligations thereunder, the consummation of the transactions contemplated thereby, the compliance by each Loan Party with any of the provisions thereof, the borrowing of Loans, and the use of proceeds thereof, all as provided in the Credit Agreement, (a) will not violate, or constitute a default under, any Requirement of Law or, to the best of my knowledge, any Contractual Obligations of any Loan Party and (b) will not result in, or require, the creation or imposition of any Lien on any of their respective properties or revenues.

6.

To the best of my knowledge, no litigation, investigation or proceeding of or before any arbitrator or Governmental Authority is pending or threatened by or against any Loan Party or against any of their respective properties or revenues (a) with respect to the Credit Agreement or any of the other Transaction Documents, or (b) which could reasonably be expected to have a Material Adverse Effect.

7.

No Loan Party is (a) an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act of 1940, as amended, or (b) a “holding company” as defined in, or otherwise subject to regulation under, the Public Utility Holding Company Act of 1935.  No Loan Party is subject to regulation under any Federal or state statute or regulation which limits its ability to incur Indebtedness.

I am a member of the bar of the State of New York and I express no opinion as to the laws of any jurisdiction other than the laws of the State of New York, the General Corporate Law of the States of Maryland and Delaware and the Federal laws of the United States of America.

Very truly yours

Robert P. Schulman

EXHIBIT E-1

TO CREDIT AGREEMENT

[FORM OF]

CLOSING CERTIFICATE

OF

KIMCO REALTY CORPORATION

Pursuant to Section 5.1(j) of the Credit Agreement, dated as of April 17, 2009 (the “Credit Agreement”; terms defined therein being used herein as therein defined), among KIMCO REALTY CORPORATION (the “Certifying Loan Party”), the several banks, financial institutions and other entities from time to time parties thereto (collectively, the “Lenders”), THE BANK OF NOVA SCOTIA, as Administrative Agent for the Lenders thereunder, and the other agents parties thereto:

The undersigned [Vice President, Chief Accounting Officer and Treasurer] of the Certifying Loan Party hereby certifies as follows:

1.

Each of the conditions set forth in Section 5.1 of the Credit Agreement have been satisfied.

2.

The representations and warranties of the Certifying Loan Party set forth in each of the Loan Documents to which it is a party or which are contained in any certificate furnished by or on behalf of the Certifying Loan Party pursuant to or in connection with any of the Loan Documents to which it is a party are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof except for representations and warranties expressly stated to relate to a specific earlier date, in which case such representations and warranties are true and correct in all material respects as of such earlier date;

3.

No Default or Event of Default has occurred and is continuing as of the date hereof or shall have occurred and be continuing as of the date hereof or after giving effect to any Loans to be made on the date hereof pursuant to the Credit Agreement;

4.

                          is the duly elected and qualified Assistant Secretary of the Certifying Loan Party and the signature set forth for such officer below is such officer’s true and genuine signature;

and the undersigned Assistant Secretary of the Certifying Loan Party hereby certifies as follows:

5.

There are no liquidation or dissolution proceedings pending or to my knowledge threatened against the Certifying Loan Party, nor has any other event occurred adversely affecting or threatening the continued corporate existence of the Certifying Loan Party after the date hereof;

6.

The Certifying Loan Party is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its organization;

7.

Attached hereto as Annex 1 is a correct and complete copy of resolutions duly adopted by the Board of Directors of the Certifying Loan Party on [             ], 2009 (the “Resolutions”) authorizing (i) the execution, delivery and performance of the Loan Documents to which it is a party and (ii) the transactions (including the obtaining of Loans under the Credit Agreement) contemplated by the Loan Documents to which it is a party; such Resolutions have not in any way been amended, modified, revoked or rescinded and have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect; and such Resolutions are the only corporate proceedings of the Certifying Loan Party now in force relating to or affecting the matters referred to therein; attached hereto as Annex 2 is a correct and complete copy of the By-Laws of the Certifying Loan Party as in effect on the date hereof and on the date immediately prior to the date that the Resolutions were adopted, and such By-Laws have not been amended, repealed, modified or restated; and attached hereto as Annex 3 is a correct and complete copy of the Certificate of Incorporation of the Certifying Loan Party as in effect on the date hereof and on the date immediately prior to the date that the Resolutions were adopted, and such certificate has not been amended, repealed, modified or restated;

8.

The following persons are now duly elected and qualified officers of the Certifying Loan Party holding the offices indicated next to their respective names below, and the signatures appearing opposite their respective names below are the true and genuine signatures of such officers, and each of such officers is duly authorized to execute and deliver, on behalf of the Certifying Loan Party, each of the Loan Documents to which it is a party, and each of such officers is duly authorized to execute and deliver on behalf of the Certifying Loan Party any certificate or other document to be delivered by the Certifying Loan Party pursuant to the Loan Documents to which it is a party:

Name	Office	Signature

[Glenn G. Cohen]	[Vice President, Chief
Accounting Officer & Treasurer]

[Kathleen Gazerro]	[Assistant Secretary]

[Signature page to follow]

IN WITNESS WHEREOF, the undersigned have hereunto set our names as of the date set forth below.

Name: [Glenn G. Cohen]	Name: [Kathleen Gazerro]
Title: [Vice President, Chief Accounting Officer & Treasurer]	Title: [Assistant Secretary]

Date:  [                         ], 2009

Annex 1

To Closing Certificate

Resolution

ACTION OF THE BOARD OF DIRECTORS OF

KIMCO REALTY CORPORATION

TAKEN WITHOUT A MEETING BY WRITTEN CONSENT

The undersigned, being all the members of the Board of Directors (the “Board”) of Kimco Realty Corporation, a Maryland corporation (the “Company”), do hereby adopt the resolutions set out herein by written consent, without a meeting, as of                            , 2009:

WHEREAS, it is proposed that the Company enter into an up to $300 million term loan credit facility (the “Facility”) under a credit agreement to be entered into by the Company, The Bank of Nova Scotia, as administrative agent, the lenders party thereto, and the other agents party thereto (the “Credit Agreement”); and

WHEREAS, the Company reasonably expects to derive benefit from the transactions contemplated by the Credit Agreement.

NOW THEREFORE, BE IT:

RESOLVED, that the Board hereby determines that it is advisable and in the best interests of the Company to borrow, issue notes, pay interest, repay and prepay principal and perform all of its obligations under the following documents (collectively, the “Loan Documents”):

•

The Credit Agreement;

•

Any notes issued as contemplated by the Credit Agreement; and

•

Any documents executed pursuant to or in connection with any of the foregoing.

RESOLVED, that the Board hereby determines that the provisions of the Loan Documents are advisable and in the best interests of the Company.

RESOLVED, that each of the Loan Documents, consistent with terms previously discussed, be and each of them hereby is, approved and adopted, and that the President, the Secretary, each Vice President and each Assistant Secretary of the Company be, and each of them hereby is, authorized and directed for and on behalf of the Company to execute and deliver such agreement, with such changes, omissions or insertions therein as the President, the Secretary or each Vice President and each Assistant Secretary of the Company executing the same may approve, and to take such actions as may be necessary or advisable to comply with the terms of the Loan Documents and to consummate the transactions contemplated thereby.

RESOLVED, that the President, the Secretary, each Vice President and each Assistant Secretary of the Company are, and each of them hereby is, authorized and directed for and on behalf of the Company to negotiate, execute, and deliver from time to time any amendments or modifications of any of the Loan Documents in or ancillary thereto, and directed on its own behalf to perform fully the obligations thereunder.

RESOLVED, that the President, the Secretary, each Vice President and each Assistant Secretary of the Company are, and each of them hereby is, authorized and directed for and on behalf of the Company to certify as to all matters pertaining to the acts and transactions contemplated by the foregoing resolutions or agreements contemplated in the foregoing resolutions.

RESOLVED, that the Company be, and hereby is, authorized to borrow, issue notes, pay interest, repay and prepay principal and perform all its obligations under the Loan Documents.

RESOLVED, that the Lenders and the Administrative Agent may rely on these resolutions and that the authorization herein set forth shall remain in full force and effect until written notice of their modification or discontinuance shall be given to and actually received by the Administrative Agent at its address designated in the documents mentioned above, but no such modification or discontinuance shall affect the validity of the acts of any person authorized to so act by these resolutions performed prior to the receipt of such notice by the Administrative Agent.

RESOLVED, that the President, the Secretary, each Vice President and each Assistant Secretary of the Company are, and each of them hereby is, authorized to sign or execute (under the common seal of the Company if appropriate) and deliver on behalf of the Company any and all agreements, instruments, certificates and other documents whatsoever (including, without limitation, any powers of attorney authorizing any person to act on behalf of the Company or the Company’s shareholders or option holders), and do any and all other things whatsoever, as is deemed necessary or appropriate under any applicable law or as such director or officer shall in his absolute and unfettered discretion deem appropriate in connection with any of the foregoing resolutions and any matters ancillary thereto and/or to carry out the purposes and intent thereof.

RESOLVED, that any and all agreements, instruments and other documents whatsoever, and any and all actions whatsoever, heretofore or hereafter executed, delivered, filed and/or taken by the President, the Secretary, any Vice President or any Assistant Secretary of the Company on behalf of the Company in connection with the subject matter of these resolutions be and are hereby approved, ratified and confirmed in all respects as the acts and deeds of the Company as if such actions had been presented to this Board for its approval prior to such acts being taken.

RESOLVED, that this unanimous written consent of the Board may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one unanimous written consent of the Board.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the undersigned members of the Board of Directors of Kimco Realty Corporation have duly executed this unanimous written consent as of the date set forth below.

Dated:                     , 2009

Milton Cooper

Philip E. Coviello

Michael J. Flynn

Richard G. Dooley

Frank Lourenso

Joe Grills

David B. Henry

Richard B. Saltzman

F. Patrick Hughes

[SIGNATURE PAGE TO KIMCO REALTY CORPORATION UNANIMOUS WRITTEN CONSENT]

Annex 2

To Closing Certificate

By-Laws

[Incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008]

Annex 3

To Closing Certificate

Certificate of Incorporation

[Incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2008]

EXHIBIT E-2

TO CREDIT AGREEMENT

[FORM OF]

CLOSING CERTIFICATE

OF

SUBSIDIARY GUARANTOR

[TO BE ADAPTED FOR ENTITY TYPES OF THE VARIOUS SUBSIDIARY GUARANTORS]

Pursuant to Section 5.1(j) of the Credit Agreement, dated as of April 17, 2009 (the “Credit Agreement”; terms defined therein being used herein as therein defined), among KIMCO REALTY CORPORATION (“Kimco”), the several banks, financial institutions and other entities from time to time parties thereto (collectively, the “Lenders”), THE BANK OF NOVA SCOTIA, as Administrative Agent for the Lenders thereunder, and the other agents parties thereto:

The undersigned [Vice President, Chief Accounting Officer and Treasurer] of the undersigned Subsidiary Guarantor (the “Certifying Loan Party”) hereby certifies as follows:

9.

The Baseline Conditions relating to the Certifying Loan Party are satisfied in all material respects on and as of the date hereof;

10.

No Default or Event of Default has occurred and is continuing as of the date hereof or shall have occurred and be continuing as of the date hereof or after giving effect to any Loans to be made on the date hereof pursuant to the Credit Agreement;

11.

                          is the duly elected and qualified Assistant Secretary of the Certifying Loan Party and the signature set forth for such officer below is such officer’s true and genuine signature;

and the undersigned Assistant Secretary of the Certifying Loan Party hereby certifies as follows:

12.

There are no liquidation or dissolution proceedings pending or to my knowledge threatened against the Certifying Loan Party, nor has any other event occurred adversely affecting or threatening the continued corporate existence of the Certifying Loan Party after the date hereof;

13.

The Certifying Loan Party is a [corporation] [limited partnership] [limited liability company] duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization;

14.

Attached hereto as Annex 1 is a correct and complete copy of resolutions duly adopted by the Board of Directors of the Certifying Loan Party on [              ], 2009 authorizing (i) the execution, delivery and performance of the Loan Documents to which it is a party and (ii) the transactions contemplated by the Loan Documents to which it is a party; such resolutions have not in any way been amended, modified, revoked or rescinded and have been in full force and effect since their adoption to and including the date hereof and are now in full force and effect; and such resolutions are the only corporate proceedings of the Certifying Loan Party now in force relating to or affecting the matters referred to therein.

15.

The following persons are now duly elected and qualified officers of the Certifying Loan Party holding the offices indicated next to their respective names below, and the signatures appearing opposite their respective names below are the true and genuine signatures of such officers, and each of such officers is duly authorized to execute and deliver, on behalf of such Certifying Loan Party, each of the Loan Documents to which it is a party, and each of such officers is duly authorized to execute and deliver on behalf of such Certifying Loan Party any certificate or other document to be delivered by such Certifying Loan Party pursuant to the Loan Documents to which such Certifying Loan Party is a party:

Name	Office	Signature

[Glenn G. Cohen]	[Vice President, Chief
Accounting Officer & Treasurer]

[Kathleen Gazerro]	[Assistant Secretary]

IN WITNESS WHEREOF, the undersigned have hereunto set our names as of the date set forth below.

[LIST OF GUARANTORS TO BE PROVIDED]

Name: [Glenn G. Cohen]	Name: [Kathleen Gazerro]
Title: [Vice President, Chief Accounting Officer & Treasurer]	Title: [Assistant Secretary]

Date:  [                           ], 2009

Annex 1

To Closing Certificate

Resolutions

ACTION OF THE BOARD OF DIRECTORS OF

KRC LATIN AMERICA GP CORPORATION

TAKEN WITHOUT A MEETING BY WRITTEN CONSENT

The undersigned, being all the members of the Board of Directors (the “Board”) of KRC Latin America GP Corporation, a corporation organized and existing under the laws of the State of Delaware (the “General Partner”), which is the general partner of KRC Latin American Holdings L.P., a limited partnership organized and existing under the laws of the Province of Quebec, Canada (the “Sole Member”), which is the sole member of KRC Mexico Acquisition, LLC, a limited liability company organized and existing under the laws of the State of Delaware (the “Company”), do hereby adopt the resolutions set out herein by written consent, without a meeting, as of April    , 2009:

WHEREAS, the Company is a wholly owned direct subsidiary of Kimco Realty Corporation, a Maryland corporation (the “Parent Company”);

WHEREAS, it is proposed that the Parent Company enter into an up to $300 million term loan credit facility (the “Facility”) under a credit agreement (the “Credit Agreement”) to be entered into by the Parent Company, The Bank of Nova Scotia, as administrative agent (the “Administrative Agent”), the other agents party thereto, and the lenders party thereto (collectively, the “Lenders”);

WHEREAS, as a condition of entering into the Credit Agreement with the Parent Company, the Administrative Agent and the Lenders have required that the Company execute a certain guarantee (the “Guarantee”) in favor of the Administrative Agent and the Lenders pursuant to which the Company guarantees to the Administrative Agent and the Lenders the payment and performance of the obligations of the Parent Company under the Credit Agreement and the other loan documents related to the Facility; and

WHEREAS, the Company, as a wholly owned direct subsidiary of the Parent Company, reasonably expects to derive benefit from the transactions contemplated by the Credit Agreement.

NOW THEREFORE, BE IT:

RESOLVED, that the Board hereby determines that it is advisable and in the best interests of the Company to execute and deliver the Guarantee.

RESOLVED, that the Board hereby determines that the terms and provisions of the Guarantee are advisable and in the best interests of the Company.

RESOLVED, that the Guarantee, consistent with terms previously discussed, is, approved and adopted, and that the President, each Vice President, the Secretary and each Assistant Secretary of the General Partner be, and each of them hereby is, authorized and directed for and on behalf of the Company to execute and deliver such Guarantee, with such changes, omissions or insertions therein as the President, any Vice President, the Secretary or any Assistant Secretary of the Company executing the same may approve, and to take such actions as may be necessary or advisable to comply with the terms of the Guarantee and to consummate the transactions contemplated thereby.

RESOLVED, that the President, each Vice President, the Secretary and each Assistant Secretary of the General Partner are, and each of them hereby is, authorized and directed for and on behalf of the Company to negotiate, execute, and deliver from time to time any amendments or modifications of the Guarantee in or ancillary thereto, and directed on its own behalf to perform fully the obligations thereunder.

RESOLVED, that the President, each Vice President, the Secretary and each Assistant Secretary of the General Partner are, and each of them hereby is, authorized and directed for and on behalf of the Company to certify as to all matters pertaining to the acts and transactions contemplated by the foregoing resolutions or agreements contemplated in the foregoing resolutions.

RESOLVED, that the Company be, and hereby is, authorized to perform all its obligations under the Guarantee.

RESOLVED, that the Lenders and the Administrative Agent may rely on these resolutions and that the authorization herein set forth shall remain in full force and effect until written notice of their modification or discontinuance shall be given to and actually received by the Administrative Agent at its address designated in the documents mentioned above, but no such modification or discontinuance shall affect the validity of the acts of any person authorized to so act by these resolutions performed prior to the receipt of such notice by the Administrative Agent.

RESOLVED, that the President, each Vice President, the Secretary and each Assistant Secretary of the General Partner are, and each of them hereby is, authorized to sign or execute (under the common seal of the Company if appropriate) and deliver on behalf of the Company any and all agreements, instruments, certificates and other documents whatsoever (including, without limitation, any powers of attorney authorizing any person to act on behalf of the Company or the Company’s shareholders or option holders), and do any and all other things whatsoever, as is deemed necessary or appropriate under any applicable law or as such director or officer shall in his absolute and unfettered discretion deem appropriate in connection with any of the foregoing resolutions and any matters ancillary thereto and/or to carry out the purposes and intent thereof.

RESOLVED, that any and all agreements, instruments and other documents whatsoever, and any and all actions whatsoever, heretofore or hereafter executed, delivered, filed and/or taken by the President, any Vice President, the Secretary or any Assistant Secretary of the General Partner on behalf of the Company in connection with the subject matter of these resolutions be and are hereby approved, ratified and confirmed in all respects as the acts and deeds of the Company as if such actions had been presented to this Board for its approval prior to such acts being taken.

RESOLVED, that this unanimous written consent of the Board of Directors may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one unanimous written consent of the Board of Directors.

IN WITNESS WHEREOF, the undersigned members of the Board of Directors of KRC Latin America GP Corporation have duly executed this unanimous written consent as of the date set forth below.

Dated:                             , 2009

Milton Cooper

Michael V. Pappagallo

David B. Henry

[SIGNATURE PAGE TO KRC LATIN AMERICA GP CORPORATION UNANIMOUS WRITTEN CONSENT]

EXHIBIT F

TO CREDIT AGREEMENT

FORM OF COMPLIANCE CERTIFICATE

[For the Fiscal Quarter ended	]
[For the Fiscal Year ended	]

This Compliance Certificate is furnished pursuant to Section 6.2(b) of the Credit Agreement dated as of April 17, 2009 (the “Credit Agreement”), among KIMCO REALTY CORPORATION (“Kimco”), the Several Lenders from Time to Time Parties Hereto, THE BANK OF NOVA SCOTIA, as Administrative Agent, and the other agents party thereto.  Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.

The undersigned Responsible Officer of Kimco hereby certifies as follows:

(1)        The financial statements referred to in Section 6.1(a) or 6.1(b), as the case may be, of the Credit Agreement which are delivered concurrently with the delivery of this Compliance Certificate are complete and correct in all material respects and have been prepared in reasonable detail and in accordance with GAAP applied consistently throughout the periods reflected therein and with prior periods except as approved by the accountants performing the audit in connection therewith or the undersigned, as the case may be, and disclosed therein.

(Amounts presented in 000’s except ratios)

1. Total Indebtedness Ratio (Section 7.1(a))
(a) Total Indebtedness: (without duplication of letter of credit obligations)
(b) Gross Asset Value
(i) Total EBITDA
1. Consolidated Net Income
2. Adjustments to Consolidated Net Income:
add back:
A. Depreciation and Amortization
B. Losses on extraordinary items
C. Losses on operating real estate sales
D. Losses on early extinguishment of debt
E. Losses on impairments
F. Losses on investments in marketable securities
G. Provisions for income taxes
H. EBITDA adjustment of Unconsolidated Entities
I. Total interest expense
and subtract:
A. Gain on extraordinary items
B. Gain on operating real estate sales
C. Gain on early extinguishment of debt
D. Gain on impairments
E. Gains on investments in marketable securities
F. Benefits for income taxes
Net Adjustments
3. (i) Total EBITDA (after giving effect to adjustments)
(ii) management fee income included in Total EBITDA
(iii) other income included in Total EBITDA not attributable to Properties
(iv) sum of (ii) and (iii)

(v) 15% of Total EBITDA above
(vi) amount by which (iv) exceeds (v)
(vii) replacement reserve @ $.15 per square foot of gross leasable area
(viii) Straight lining adjustment
(ix) EBITDA of the Unconsolidated Entities
(x) Income from mezzanine and mortgage loan receivables
(xi) Dividend and interest income from marketable securities
(xii) EBITDA of Identified Properties
(xiii) Total Adjusted EBITDA = (i) - (vi) - (vii) - (viii) - (ix) - (x) - (xi) - (xii)
(xiv) 2 times the amount in (xiii) is annualized Total Adjusted EBITDA
(xv) (xiv) divided by 0.0750
(xvi) Unrestricted Cash and Cash Equivalents
(xvii) land and development projects at cost
(xviii) mezzanine and mortgage loan receivables, at lower of cost or market
(xix) (Reserved)
(xx) marketable securities valued as reflected on Kimco’s consolidated financial statements
(xxi) investment and advances in Noncontrolled Entities
(xxii) Aggregate purchase price for each Identified Property
(xxiii) sum of (xv) plus (xvi) plus (xvii) plus (xviii) plus (xix) plus (xx) plus (xxi) plus (xxii), subject to the limitations below, is tentative “Gross Asset Value”
Gross Asset Value 40% of Gross Asset Value per (xxiii)
Sum of (xvii) plus (xviii) (other than mortgage loan receivables, at lower of cost or market) plus (xxi) is limited to 40% of Gross Asset Value
Adjustment so not more than 25% of Gross Asset Value is attributable to assets located outside United States or Entities not organized in and having principal offices in the United States
Equals Gross Asset Value

TOTAL INDEBTEDNESS RATIO = (a) / (b)

Must be less than or equal to: 0.60 (or 0.65 for a period not to exceed 270 consecutive days in the event that during the applicable period Kimco or one of the Consolidated Entities has incurred Indebtedness in connection with Major Acquisitions)

2. Total Priority Indebtedness Ratio (Section 7.1(b))
(a) Total Priority Indebtedness
(i) Indebtedness of Kimco and Consolidated Entities secured by their respective assets
(ii) Unsecured third party Indebtedness of the Consolidated Entities other than Kimco or any Consolidated Entity (excluding any unsecured debt unconditionally guaranteed by Kimco)
(iii) sum of (i) plus (ii) is “Total Priority Indebtedness”
(b) Gross Asset Value
TOTAL PRIORITY INDEBTEDNESS RATIO = (a) / (b)
Must be less than or equal to: 0.35

3. Minimum Unsecured Interest Coverage Ratio (Section 7.1(e))
(a) Property NOI of Unencumbered Properties
(v) Property Gross Revenues
(w) Property Operating Expenses
(x) management fee reserve of 3% of Property Gross Revenues

(y) replacement reserve @ $.15 per square foot, per annum of GLA
(z) (v) - (w) - (x) - (y) is “Unencumbered Property NOI”
(b) 75% of management fee revenues in respect of properties owned by Noncontrolled Entities
(c) Dividends and interest on marketable securities
(d) Income from mezzanine and mortgage loan receivables
(e) (a) plus (b) plus (c) plus (d) is tentative Unencumbered Asset NOI

Adjustment so not more than 25% of Unencumbered Assets NOI is attributable to assets located outside United States or Entities not organized in and having principal offices in the United States, management fee revenues earned in respect of properties owned by any Noncontrolled Entity, dividend and interest income from unencumbered mezzanine loan receivables

(f) Equals Unencumbered Assets NOI
(g) Total Unsecured Interest Expense
RATIO OF UNENCUMBERED ASSETS NOI TO TOTAL UNSECURED INTEREST EXPENSE = (f) / (g)
Must be greater than or equal to: 1.75:1.00

4. Fixed Charge Coverage Ratio (Section 7.1(f))
(a) Total Adjusted EBITDA (from prior page)
(b) Income from mezzanine and mortgage loan receivables
(c) Dividend and interest income from marketable securities
(d) Distributions for the non-controlled entities for full year
(e) Distributions for the non-controlled entities for full year @ 50%
(f) Distributions for the non-controlled entities for six month period
(g) Distributions for the non-controlled entities for six month period is lesser of (e) or (f)
(h) EBITDA attributable to Identified Properties
(i) Fixed Charge Total Adjusted EBIITDA (a) plus (b) plus (c) plus (g) plus (h)
(j) Total Debt Service
(i) total interest expense
(ii) aggregate amount of scheduled payments on Indebtedness (excluding optional payments, balloon payments and annual installments)
(iii) Preferred stock dividends
(iv) Total of (i), (ii) and (iii)
FIXED CHARGE COVERAGE RATIO = (i) / (j)
Must be greater than or equal to: 1.50:1.00

5. Limitation on Investments, Loans and Advances (Section 7.4)
(a) Investments and advances to Noncontrolled Entities
(b) Gross Asset Value for the last day of the two most recent consecutive fiscal quarter periods of the Borrower
(c) 30% of Gross Asset Value
(a) must be less than (c)

(3)         To the best of such Responsible Officer’s knowledge, Kimco and each other Loan Party has, during the period referred to above, observed or performed all of its covenants and other agreements, and satisfied every condition contained in the Credit Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by it, and as of the date hereof such Responsible Officer has obtained no knowledge of any Default or Event of Default except as follows: NONE.

IN WITNESS WHEREOF, I have hereto set my name.

Name:
Title: Vice President- Treasurer

SCHEDULE 1.1A

TO CREDIT AGREEMENT

LENDERS AND COMMITMENTS IMMEDIATELY AFTER GIVING EFFECT TO EFFECTIVE DATE

Lender	Commitment	Applicable Percentage of Commitments

The Bank of Nova Scotia	$40,000,000.00	18.1818%
The Royal Bank of Canada	$40,000,000.00	18.1818%
PNC Bank, National Association	$20,000,000.00	9.0909%
Regions Bank	$20,000,000.00	9.0909%
U.S. Bank National Association	$20,000,000.00	9.0909%
Deutsche Bank Trust Company Americas	$15,000,000.00	6.8182%
UBS Loan Finance LLC	$15,000,000.00	6.8182%
Bank of America, N.A.	$15,000,000.00	6.8182%
CIBC Inc.	$10,000,000.00	4.5455%
Citicorp North America, Inc.	$10,000,000.00	4.5455%
Wells Fargo Bank NA	$10,000,000.00	4.5455%
Barclays Bank PLC	$5,000,000.00	2.2727%

Total	$220,000,000.00	100.0000%

SCHEDULE 1.1B

TO CREDIT AGREEMENT

FFO DEFINITION VARIATIONS

1.

Gains or losses on early extinguishment of Indebtedness not included in FFO.

2.

Losses on the sales of operating properties not included in FFO.

SCHEDULE 4.1

TO CREDIT AGREEMENT

CERTAIN FINANCIAL DISCLOSURES

None.

SCHEDULE 4.19

TO CREDIT AGREEMENT

CONDEMNATION PROCEEDINGS

Site

33

— Tampa, FL

Site

44

— Augusta, GA

Site

49

— Montgomery, PA

Site

397

— Evansville, IN

Site

558

— Piscataway, NJ

Site

589

— Austin, TX

Site

605

— Centereach, NY

Site

649

— Blue Bell, PA

Site

1014

— Cherry Hill, NJ

Site

1061A

— Perry All, MD

Site

1145

— Nesconset, NY

Site

1363

— Farmingdale, NY

Site

1451

— Dublin, CA

Site

1566

— Pittsburgh, PA

SCHEDULE 7.2

TO CREDIT AGREEMENT

TRANSACTION(S) REFERRED TO IN SECTION 7.2

None.

SCHEDULE 10.10

TO CREDIT AGREEMENT

GUARANTORS

KRC Mexico Acquisition, LLC, a Delaware limited liability company	EIN: 74-3242843

KRC Mexico Corporation S. de R.L. de C.V., a corporation incorporated under the laws of Mexico

Kimco North Trust I, a New York trust	EIN: 52-2352081

Kimco North Trust II, a New York trust	EIN: 03-6079543

Kimco North Trust III, a New York trust	EIN: 56-6643357

Kimco North Loan Trust IV, a New York trust	EIN: 43-1967798

Kimco North Trust V, a New York trust	EIN: 20-0288440

Kimco North Trust VI, a New York trust	EIN: 56-6642652

706